
                                    EXHIBIT 1


===============================================================================

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                      AMONG

                               ACTIONPOINT, INC.,

                               CONDOR MERGER CORP.

                                       AND

                          CAPTIVA SOFTWARE CORPORATION

                            DATED AS OF MARCH 4, 2002

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                                TABLE OF CONTENTS
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
                                                                                                                PAGE
ARTICLE I  THE MERGER.............................................................................................3
         SECTION 1.01  The Merger.................................................................................3
         SECTION 1.02  Effective Time; Closing....................................................................3
         SECTION 1.03  Effect of the Merger.......................................................................3
         SECTION 1.04  Articles of Incorporation; Bylaws..........................................................4
         SECTION 1.05  Directors and Officers.....................................................................4

ARTICLE II  MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES........................................................4
         SECTION 2.01  Merger Consideration.......................................................................4
         SECTION 2.02  Exchange of Certificates...................................................................5
         SECTION 2.03  Stock Transfer Books.......................................................................8
         SECTION 2.04  Company Stock Options; Company Warrants....................................................8
         SECTION 2.05  Dissenting Shares..........................................................................9

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................10
         SECTION 3.01  Organization and Qualification............................................................10
         SECTION 3.02  Articles of Incorporation and Bylaws......................................................11
         SECTION 3.03  Subsidiaries..............................................................................11
         SECTION 3.04  Capitalization............................................................................12
         SECTION 3.05  Authority Relative to This Agreement......................................................14
         SECTION 3.06  No Conflict; Required Filings and Consents................................................15
         SECTION 3.07  Permits; Compliance.......................................................................16
         SECTION 3.08  Financial Statements......................................................................16
         SECTION 3.09  Absence of Certain Changes or Events......................................................17
         SECTION 3.10  Absence of Litigation.....................................................................17
         SECTION 3.11  Employee Benefit Plans; Labor Matters.....................................................18
         SECTION 3.12  Contracts.................................................................................21
         SECTION 3.13  Environmental Matters.....................................................................23
         SECTION 3.14  Intellectual Property.....................................................................24
         SECTION 3.15  Taxes.....................................................................................28
         SECTION 3.16  Vote Required.............................................................................30
         SECTION 3.17  Assets; Absence of Liens and Encumbrances.................................................31
         SECTION 3.18  Certain Interests.........................................................................31
         SECTION 3.19  Insurance Policies........................................................................32
         SECTION 3.20  Brokers...................................................................................32
         SECTION 3.21  State Takeover Statutes...................................................................32
         SECTION 3.22  Customers and Suppliers...................................................................32
         SECTION 3.23  Powers of Attorney........................................................................32
         SECTION 3.24  Offers....................................................................................33
         SECTION 3.25  Books and Records.........................................................................33
         SECTION 3.26  Affiliates................................................................................33
         SECTION 3.27  Opinion of Financial Advisor..............................................................33

                                       ii
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
ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..............................................33
         SECTION 4.01  Organization and Qualification............................................................33
         SECTION 4.02  Certificate of Incorporation and Bylaws...................................................34
         SECTION 4.03  Subsidiaries..............................................................................34
         SECTION 4.04  Capitalization............................................................................35
         SECTION 4.05  Authority Relative to This Agreement......................................................37
         SECTION 4.06  No Conflict; Required Filings and Consents................................................37
         SECTION 4.07  Permits; Compliance.......................................................................38
         SECTION 4.08  SEC Filings; Financial Statements.........................................................39
         SECTION 4.09  Undisclosed Liabilities...................................................................39
         SECTION 4.10  Absence of Certain Changes or Events......................................................39
         SECTION 4.11  Absence of Litigation.....................................................................40
         SECTION 4.12  Employee Benefit Plans; Labor Matters.....................................................40
         SECTION 4.13  Contracts.................................................................................43
         SECTION 4.14  Environmental Matters.....................................................................45
         SECTION 4.15  Intellectual Property.....................................................................46
         SECTION 4.16  Taxes.....................................................................................49
         SECTION 4.17  Vote Required.............................................................................51
         SECTION 4.18  Assets; Absence of Liens and Encumbrances.................................................51
         SECTION 4.19  Certain Interests.........................................................................52
         SECTION 4.20  Insurance Policies........................................................................52
         SECTION 4.21  Brokers...................................................................................52
         SECTION 4.22  State Takeover Statutes...................................................................53
         SECTION 4.23  Customers and Suppliers...................................................................53
         SECTION 4.24  Powers of Attorney........................................................................53
         SECTION 4.25  Offers....................................................................................53
         SECTION 4.26  Books and Records.........................................................................53
         SECTION 4.27  Opinion of Financial Advisor..............................................................53
         SECTION 4.28  Interim Operations of Merger Sub..........................................................53
         SECTION 4.29  Rights Agreement..........................................................................54

ARTICLE V  CONDUCT OF BUSINESSES PENDING THE MERGER..............................................................54
         SECTION 5.01  Conduct of the Company Pending the Merger.................................................54
         SECTION 5.02  Company Litigation........................................................................57
         SECTION 5.03  Company Notification of Certain Matters...................................................57
         SECTION 5.04  Conduct of Parent and the Parent Subsidiaries Pending the Merger..........................57
         SECTION 5.05  Parent Litigation.........................................................................60
         SECTION 5.06  Parent Notification of Certain Matters....................................................61

ARTICLE VI  ADDITIONAL AGREEMENTS................................................................................61
         SECTION 6.01  Registration Statement; Joint Proxy Statement.............................................61
         SECTION 6.02  Company Shareholders' Meeting.............................................................65
         SECTION 6.03  Parent Stockholders' Meeting..............................................................65
         SECTION 6.04  Access to Information; Confidentiality; Legal Proceedings.................................65
         SECTION 6.05  No Company Solicitation of Transactions...................................................66
         SECTION 6.06  No Parent Solicitation of Transactions....................................................68
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
         SECTION 6.07  Employee Benefits Matters.................................................................70
         SECTION 6.08  Further Action; Consents; Filings; Takeover Laws..........................................70
         SECTION 6.09  Plan of Reorganization....................................................................71
         SECTION 6.10  Public Announcements......................................................................72
         SECTION 6.11  Affiliate Agreements......................................................................72
         SECTION 6.12  Indemnification of Officers and Directors.................................................72
         SECTION 6.13  Section 16 Relief.........................................................................73
         SECTION 6.14  WARN Act..................................................................................74
         SECTION 6.15  Conversion Schedule.......................................................................74
         SECTION 6.16  Lock-Up...................................................................................74
         SECTION 6.17  Obligations of Merger Sub.................................................................74
         SECTION 6.18  Company Capitalization....................................................................74
         SECTION 6.19  Parent Capitalization.....................................................................74
         SECTION 6.20  Listing...................................................................................74
         SECTION 6.21  Note Amendment............................................................................74
         SECTION 6.22  Parent Charter Amendment..................................................................75
         SECTION 6.23  Company Investors' Rights Agreement.......................................................75

ARTICLE VII  CONDITIONS TO THE MERGER............................................................................75
         SECTION 7.01  Conditions to the Obligations of Each Party...............................................75
         SECTION 7.02  Conditions to the Obligations of Parent and Merger Sub....................................76
         SECTION 7.03  Conditions to the Obligations of the Company..............................................78

ARTICLE VIII  TERMINATION, AMENDMENT, WAIVER AND EXPENSES........................................................79
         SECTION 8.01  Termination...............................................................................79
         SECTION 8.02  Effect of Termination.....................................................................82
         SECTION 8.03  Amendment.................................................................................82
         SECTION 8.04  Waiver....................................................................................82
         SECTION 8.05  Expenses..................................................................................82
         SECTION 8.06  Payment...................................................................................84

ARTICLE IX  GENERAL PROVISIONS...................................................................................84
         SECTION 9.01  Non-Survival of Representations, Warranties and Agreements................................84
         SECTION 9.02  Notices...................................................................................84
         SECTION 9.03  Certain Definitions.......................................................................85
         SECTION 9.04  Severability..............................................................................90
         SECTION 9.05  Assignment; Binding Effect; Benefit.......................................................90
         SECTION 9.06  Incorporation of Exhibits.................................................................90
         SECTION 9.07  Specific Performance......................................................................90
         SECTION 9.08  Governing Law; Forum......................................................................90
         SECTION 9.09  Time of the Essence.......................................................................91
         SECTION 9.10  Waiver of Jury Trial......................................................................91
         SECTION 9.11  Construction..............................................................................91
         SECTION 9.12  Further Assurances........................................................................91
         SECTION 9.13  Headings..................................................................................91
         SECTION 9.14  Counterparts..............................................................................91
         SECTION 9.15  Entire Agreement..........................................................................92

                                       iv
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                             EXHIBITS AND SCHEDULES

Exhibit A              Form of Company Voting Agreement
Exhibit B              Form of Parent Voting Agreement
Exhibit C              Amended and Restated Articles of Incorporation of the Surviving Corporation (to be filed and become effective at the Effective Time)
Exhibit D              Amended and Restated Articles of Incorporation of the Company (to be filed and become effective prior to the
                       Effective Time)
Exhibit E              Form of Affiliate Agreement
Exhibit F              Form of Company Lock-Up Agreement


Schedule 1             Employment Agreement Schedule
Schedule 1.06(a)       Members of the Board of Directors of Parent at the Effective Time
Schedule 7.02(g)       Persons Entering Into Affiliate Agreements

                                       v
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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

               AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of March 4, 2002 (this "AGREEMENT"), among ActionPoint Inc., a Delaware corporation ("PARENT"), Condor Merger Corp., a California corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and Captiva Software Corporation, a California corporation (the "COMPANY").

                               WITNESSETH

               WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the California General Corporation Law (the "CGCL"), Parent and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the "MERGER") with the Company as the surviving corporation in the Merger;

               WHEREAS, the Board of Directors of the Company has (i) unanimously determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and fair to, and in the best interests of, the Company and its shareholders, (ii) unanimously approved the Company Charter Amendment (as defined below), this Agreement (including the principal terms hereof), the Merger, and the other transactions contemplated by this Agreement, and (iii) determined to unanimously recommend that the shareholders of the Company approve the Company Charter Amendment, this Agreement (including the principal terms hereof) and the Merger;

               WHEREAS, the Boards of Directors of each of Parent and Merger Sub have (i) determined that the Merger is advisable, consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders, (ii) approved and adopted this Agreement, the Merger, and the other transactions contemplated by this Agreement and (iii) determined to unanimously recommend that the stockholders of Parent approve the issuance of Parent Common Sock (as defined below) pursuant to the Merger (the "SHARE ISSUANCE");

               WHEREAS, the Board of Directors of Parent has (i) determined that the Parent Charter Amendment (as defined below) is advisable and (ii) determined to unanimously recommend that the Stockholders of Parent approve the Parent Charter Amendment;

               WHEREAS, for Federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "CODE");

               WHEREAS, pursuant to the Merger, (i) each outstanding share of common stock of the Company ("COMPANY COMMON STOCK"), (ii) all outstanding options and other rights to acquire or receive shares of Company Common Stock and (iii) each outstanding warrant to acquire or receive shares of Company Common Stock (a "COMPANY WARRANT") that does not by its terms terminate at or prior to the Effective Time (as defined below) shall be converted into the right to receive shares of Parent's authorized common stock, par value $0.01 per share, the ("PARENT COMMON STOCK"), at the rate determined in this Agreement;

               WHEREAS, as a condition and inducement to Parent's and Merger Sub's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, certain of the Company shareholders are entering into a voting agreement with Parent (a "COMPANY VOTING AGREEMENT"), dated the date hereof, in the form attached hereto as EXHIBIT A;

               WHEREAS, as a condition and inducement to the Company's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, certain of the Parent stockholders are entering into a voting agreement with the Company (a "PARENT VOTING AGREEMENT"), dated the date hereof, in the form attached hereto as EXHIBIT B;

               WHEREAS, as a condition and inducement to Parent's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, certain of the holders of Senior Subordinated Secured Convertible Promissory Notes (the "SENIOR CONVERTIBLE NOTES") and the holders of Amended and Restated Senior Subordinated Secured Promissory Notes (the "2000 SENIOR NOTES," together with the Senior Convertible Notes, the "NOTES"), issued by the Company on August 1, 2000, are entering into Amendment No. 1 to Note and Preferred Stock Purchase Agreement with the Company (the "NOTE AMENDMENT AGREEMENT") pursuant to which the Senior Convertible Notes will be amended and restated as the Amended and Restated Subordinated Convertible Promissory Notes and the 2000 Senior Notes will be amended and restated as the Second Amended and Restated Subordinated Convertible Promissory Notes (collectively, the amended and restated Senior Convertible Notes and the 2000 Senior Notes are referred to herein as the "AMENDED NOTES");

               WHEREAS, as a condition and inducement to Parent's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, certain of the holders of the Notes are entering into a Note Conversion Agreement with the Company (the "NOTE CONVERSION AGREEMENT") pursuant to which the outstanding principal and interest under the Notes will be converted into shares of Company Common Stock immediately prior to, and contingent upon, the consummation of the Merger;

               WHEREAS, the Board of Directors of the Company has determined that the conversion of the Notes into shares of Company Common Stock effective immediately prior to and contingent upon the consummation of the Merger (the "NOTE CONVERSION") pursuant to the terms of the Note Conversion Agreement is fair to and in the best interest of the shareholders of the Company who are not holders of the Notes;

               WHEREAS, as a condition and inducement to Parent's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, each individuals named on Schedule 1 attached hereto are entering into an Employment Agreement with Parent;

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               WHEREAS, as a condition and inducement to Parent's willingness to enter into this Agreement, concurrently within the execution and delivery of this Agreement, certain of the Company shareholders are entering into a Company Lock-Up Agreement (as defined below);

               WHEREAS, as a condition and inducement to the Company's willingness to enter into this Agreement, concurrently within the execution and delivery of this Agreement, the officers and directors of Parent are entering into a Parent Lock-Up Agreement; and

               WHEREAS, certain terms used in this Agreement are defined in
Section 9.03 of this Agreement.

               NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

               SECTION 1.01 THE MERGER. Upon the terms of this Agreement and subject to the conditions set forth in this Agreement, and in accordance with the CGCL, at the Effective Time (as defined in Section 1.02), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION").

               SECTION 1.02 EFFECTIVE TIME; CLOSING. No later than the third business day following the satisfaction or, if permissible, written waiver of the last condition set forth in Article VII remaining to be satisfied (or such other date as may be mutually agreed by the parties hereto), the parties hereto shall cause the Merger to be consummated by (i) filing an agreement of merger (the "AGREEMENT OF MERGER") with the Secretary of State of the State of California in such form as is required by, and executed in accordance with, the relevant provisions of the CGCL and (ii) making all other filings and recordings required under the CGCL. The term "EFFECTIVE TIME" means the date and time of the filing of the Agreement of Merger (or such later time as may be agreed by each of the parties hereto and specified in the Agreement of Merger). Immediately prior to the filing of the Agreement of Merger, a closing (the "CLOSING") will be held at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP ("GUNDERSON DETTMER"), 155 Constitution Drive, Menlo Park, California (or such other place as the parties may agree). The date on which the Closing shall occur is referred to herein as the "CLOSING DATE."

               SECTION 1.03   EFFECT OF THE MERGER. At and after the
Effective Time, the Merger shall have the effects as set forth in the applicable provisions of the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of each of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities

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and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

               SECTION 1.04   ARTICLES OF INCORPORATION; BYLAWS

                  (a) At the Effective Time, the Articles of Incorporation of the Company as the Surviving Corporation shall be amended and restated in the form attached hereto as EXHIBIT C.

                  (b) At the Effective Time, the Bylaws of the Company as the Surviving Corporation shall be amended to read the same as the Bylaws of Merger Sub as in effect immediately prior to the Effective Time.

               SECTION 1.05 DIRECTORS AND OFFICERS OF MERGER SUB. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

               SECTION 1.06   DIRECTORS AND OFFICERS OF PARENT.

                  (a) Prior to the Effective Time, Parent shall take such action so that, from and after the Effective Time, until duly changed in compliance with applicable Law and the Certificate of Incorporation and Bylaws of Parent, the Board of Directors of Parent shall consist of the seven members listed on
Schedule 1.06(a) attached hereto.

                  (b) Parent shall take such action so that, upon the Effective Time, the following persons, subject to availability, shall hold the following positions with Parent: Kimra D. Hawley shall be the Chairperson of the Board of Directors, Reynolds C. Bish shall be the Chief Executive Officer of Parent and Stephen Francis shall be the Chief Operating Officer of Parent.

                                   ARTICLE II

                 MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES

                 SECTION 2.01 MERGER CONSIDERATION.

                  (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

                  (i) Each share of Company Common Stock (all issued and outstanding shares of Company Common Stock being hereinafter collectively referred to as the "COMPANY SHARES"), issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and any Company Shares to be canceled pursuant to Section 2.01(a)(ii)) shall be converted, subject to Section 2.02(e), into the right to receive that number of shares of Parent

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Common Stock equal to the quotient (the "EXCHANGE RATIO") obtained by dividing
(i) the difference between (a) the number of shares of Parent Common Stock outstanding immediately prior to the Effective Time and (b) one (the "PARENT SHARES"), by (ii) the sum of (A) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and (B) the number of shares of Company Common Stock issuable upon exercise of all of the Company Warrants issued and outstanding on the date of this Agreement; PROVIDED that any principal amount and interest outstanding under any of the Amended Notes that has not been converted immediately prior to the Effective Time pursuant to the terms of the Note Conversion Agreement into shares of Company Common Stock shall be deemed to have been converted into Company Common Stock pursuant to the terms of the Note Conversion Agreement immediately prior to the Effective Time for the purpose of calculating the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time pursuant to (ii)(A) above. At the Effective Time, each Company Share shall be canceled, cease to be outstanding and cease to exist and each holder of Company Shares shall thereafter cease to have any rights with respect to such shares, except the right to receive, without interest, Parent Shares in accordance with this Section 2.01(a)(i) and cash for fractional Parent Shares in accordance with
Section 2.02(e).

                  (ii) Each share of Company Stock held in the treasury of the Company and each share of Company Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto.

                  (iii) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. The stock certificate evidencing shares of common stock of Merger Sub shall then evidence ownership of the outstanding shares of common stock of the Surviving Corporation.

               SECTION 2.02   EXCHANGE OF CERTIFICATES.

                  (a) EXCHANGE AGENT. Within five business days after the Effective Time, Parent shall deposit, or shall cause to be deposited, with any bank or trust company designated by Parent and reasonably satisfactory to the Company (the "EXCHANGE AGENT"), for the benefit of the holders of Company Shares, for exchange in accordance with this Article II through the Exchange Agent, certificates representing that number of Parent Shares that is issuable pursuant to Section 2.01 as of the Effective Time and cash, from time to time as required to make payments in lieu of any fractional shares pursuant to Section 2.02(e) (such cash and certificates for Parent Shares, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "EXCHANGE FUND"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Shares contemplated to be issued pursuant to
Section 2.01 out of the Exchange Fund. Except as contemplated by Section 2.02(f) hereof, the Exchange Fund shall not be used for any other purpose.

                  (b) EXCHANGE PROCEDURES. Within five business days after the Effective Time, Parent shall cause the Exchange Agent to mail to each record holder of a

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certificate or certificates (a "CERTIFICATE" or "CERTIFICATES") (i)
a letter of transmittal (a "LETTER OF TRANSMITTAL") in customary form and (ii) instructions for use in surrendering such Certificates and receiving Parent Shares pursuant to Section 2.01. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with a Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive, in exchange therefor, a certificate representing that number of whole Parent Shares that such holder has the right to receive in respect of the Company Shares formerly represented by such Certificate (after taking into account all Company Shares then held by such holder), cash in lieu of any fractional Parent Shares to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of Parent Shares, cash in lieu of any fractional Parent Shares to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) may be issued to a transferee if the Certificate representing such Company Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to Parent that any applicable share transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the certificate representing Parent Shares, cash in lieu of any fractional Parent Shares to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c).

                  (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED PARENT SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Shares represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the holder of such Certificate shall surrender such Certificate in accordance with this Section 2.02. Subject to the effect of escheat, tax or other applicable Laws (as defined in Section 3.06(a)), following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole Parent Shares issued in exchange therefor, without interest, (i) the amount of any cash payable with respect to a fractional Parent Share to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore payable with respect to such whole Parent Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole Parent Shares.

                  (d) NO FURTHER RIGHTS IN COMPANY SHARES. All Parent Shares issued upon conversion of Company Shares in accordance with the terms hereof and any cash paid pursuant to Section 2.02(c) or (e) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Shares.

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                  (e) NO FRACTIONAL SHARES. No certificates or scrip
representing fractional Parent Shares shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Each holder of a fractional share interest shall be paid an amount in cash (without interest) equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii) the average closing price per share of Parent Shares for the 30 trading day period up to and including the trading day immediately preceding the Effective Time, as reported on The Nasdaq National Market. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of this Section 2.02.

                  (f) NO LIABILITY. Neither Parent nor the Surviving Corporation shall be liable to any holder of Company Shares for any such shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash properly and legally delivered to a public official pursuant to any abandoned property, escheat or similar Law (as defined in Section 3.06(a)).

                  (g) WITHHOLDING RIGHTS. Each of the Exchange Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax (as defined in Section 3.15(c)) Law. To the extent that amounts are so withheld by the Exchange Agent, the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares in respect of which such deduction and withholding were made by the Exchange Agent, the Surviving Corporation or Parent, as the case may be.

                  (h) AFFILIATES. Notwithstanding anything to the contrary contained in this Agreement, no Parent Shares (or certificates therefor) shall be issued in exchange for any Certificates to any person who, prior to the Effective Time, may be an "affiliate" (as that term is used in Rule 145 under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT")) of the Company (each such person being an "AFFILIATE") until such person shall have delivered to Parent and the Company a duly executed Affiliate Agreement as contemplated by Section 6.11.

                  (i) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Parent, the posting by such person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, Parent shall issue in exchange for such lost, stolen or destroyed Certificate, the applicable Parent Shares and cash in lieu of any fractional shares to which such person is otherwise entitled pursuant to Section 2.20(e) (and dividends or other distributions pursuant to Section 2.02(c)) to which such person is entitled pursuant to the provisions of this Article II.

                  (j) RETURN OF PARENT SHARES. Promptly following the end of the fifth full calendar month after the Effective Time, the Exchange Agent shall return to Parent all of the remaining Parent Shares and the Exchange Agent's duties shall terminate. Thereafter, upon the surrender of a Certificate to Parent and such other documents as may reasonably be required by Parent, and subject to applicable abandoned property, escheat and similar Laws, the holder of such Certificate shall be entitled to receive from Parent in exchange therefor the applicable Parent Shares (and dividends or other distributions pursuant to Section 2.02(c)) without any interest thereon.

               SECTION 2.03   STOCK TRANSFER BOOKS.

                  (a) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Shares thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing Company Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Shares, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into Parent Shares, any cash in lieu of fractional Parent Shares to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c).

               SECTION 2.04   COMPANY STOCK OPTIONS; COMPANY WARRANTS.

                  (a) At the Effective Time, Parent shall assume all options to purchase Company Common Stock issued by the Company pursuant to the Company Stock Plan and the Company 2002 Stock Plan (each as defined in Section 3.04(b)) whether vested or unvested and whether exercisable or unexercisable (each a "COMPANY OPTION"); provided, however, that for any optionee residing in the United Kingdom, the assumption by Parent of the option and the ability of the optionee to exercise the assumed option will be conditioned upon the agreement of the optionee to execute, upon the request of Parent, an Inland Revenue approved joint election agreement that shifts to the optionee any Secondary Class 1 National Insurance Contribution liability of the Parent and/or any UK employer of the optionee in connection with the exercise, assignment, release, or cancellation of the assumed option. The Company's repurchase right with respect to any unvested shares acquired by the exercise of Company Options shall be assigned to Parent by virtue of the Merger and without any further action on the part of the Company or the holder of such unvested shares. Immediately after the Effective Time (including, without limitation, any repurchase rights or vesting provisions) each Company Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option at the Effective Time (including, without limitation, any repurchase rights or vesting provisions), such number of shares of Parent Common Stock (rounded down to the nearest whole number) that is equal to the number of shares of Company Common Stock subject to the unexercised portion of such Company Option multiplied by the Exchange Ratio. The per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the exercise price per share of such Company Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest whole cent). The term, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all of the other terms of the Company Options shall otherwise remain unchanged. It is the intention of the parties that each Company Option so assumed by Parent shall qualify following the Effective Time as an incentive stock option as defined in Section 422 of the Code to the extent permitted under Section 422 of the Code and to the extent such Company Option qualified as an incentive stock option prior to the Effective Time.

                  (b) Within 45 business days after the Effective Time, Parent will issue to each person who, immediately prior to the Effective Time, was a holder of a Company Option a document evidencing the foregoing assumption of such option by Parent. Within 20 calendar days after the Effective Time, Parent shall file with the SEC (as defined in Section 4.08(a)) a registration statement on Form S-8 (or any successor or other appropriate form) that will register the shares of Parent Common Stock subject to assumed Company Options to the extent permitted by Federal securities laws and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements for so long as such options remain outstanding.

                  (c) At the Effective Time, each Company Warrant, whether or not contingent or earned and whether exercisable or unexercisable, that does not terminate by its terms at or prior to the Effective Time, shall be assumed by Parent and shall represent a warrant to acquire shares of Parent Common Stock in accordance with its terms. Each Company Warrant so assumed shall continue to have, and be subject to, the same terms and conditions set forth in such Company Warrant immediately prior to the Effective Time, except that (i) such Company Warrant shall be exercisable (or become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock (rounded down to the nearest whole number) equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, and
(ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Warrant shall be equal to the exercise price per share of Company Stock at which such Company Warrant was exercisable immediately prior to the Effective Time divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest whole cent).

               SECTION 2.05   DISSENTING SHARES.

                  (a) Notwithstanding any provision of this Agreement to the contrary, Company Shares that are outstanding immediately prior to the Effective Time and which are held by shareholders who have exercised and perfected dissenters' rights for such shares of Company Stock in accordance with the CGCL (collectively, the "DISSENTING SHARES") shall not be converted into or represent the right to receive the applicable Parent Shares. Such shareholders shall be entitled to receive payment of the appraisal value of such Company Shares held by them in accordance with the CGCL, unless and until such shareholders fail to perfect or effectively withdraw or otherwise lose their dissenters' rights under the CGCL. All Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their right to receive the appraisal value of such Company Shares under the CGCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the applicable Parent Shares, without any interest thereon, upon the surrender, in the manner provided in Section 2.02, of the corresponding Certificate.

     (b) The Company shall give Parent (i) prompt notice of any demands for fair market value received by the Company, withdrawals of such demands, and any other related instruments served pursuant to the CGCL and received by the Company and
(ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the CGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

                               ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Parent and Merger Sub that the statements contained in this Article III are true and correct except as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"). The Company Disclosure Schedule shall be arranged according to specific sections in this Article III and shall provide exceptions to, or otherwise qualify in reasonable detail, only the corresponding section in this Article III and any other section hereof where it is clear, upon a reading of such disclosure without any independent knowledge on the part of the reader regarding the matter disclosed, that the disclosure is intended to apply to such other section.

               SECTION 3.01 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and otherwise hold and operate its properties and other assets and to carry on its business as it is now being conducted and as currently proposed to be conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below). The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The term "COMPANY MATERIAL ADVERSE EFFECT" means any event, change, violation, inaccuracy, circumstance or effect that is, or could reasonably be expected to be, individually or in the aggregate, materially adverse to (i) the business, operations, condition (financial or otherwise), assets (tangible or intangible), liabilities, properties, or results of operations of the Company and the Company Subsidiaries taken as a whole, or (ii) the ability of the Company to consummate the Merger or any of the transactions contemplated by this Agreement or to perform its obligations under this Agreement, in each case prior to the Termination Date; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, or will be, a Company Material Adverse Effect: (a) any changes in general economic or business conditions that do not disproportionately impact the Company and the Company Subsidiaries, taken as a whole, (b) any changes or events affecting the industry in which the Company operates that do not disproportionately impact the Company and the Company Subsidiaries, taken as a whole, (it being understood that in any controversy concerning the applicability of the preceding exceptions (a) and
(b), the Company shall have the burden of proof with respect to the elements of such exceptions), (c) any adverse event, change, violation, inaccuracy, circumstance or effect, including the payment of fees and expenses, resulting from the terms of, or the taking of any action required by, this Agreement, or
(d) any adverse event, change, violation, inaccuracy, circumstance or effect related to or resulting from the announcement the Merger.

               SECTION 3.02   ARTICLES OF INCORPORATION AND BYLAWS. The
Company has heretofore made available to Parent a complete and correct copy of
(a) the Articles of Incorporation and the Bylaws of the Company including all amendments thereto, (b) the minute books containing all consents, actions and meeting of the stockholders of the Company and the Company's Board of Directors and any committees thereof, and (c) the stock transfer books of the Company setting forth all issuances or transfers of any capital stock of the Company. Such Articles of Incorporation and Bylaws are in full force and effect. The Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws. The corporate minute books, stock certificate books, stock registers and other corporate records of the Company are complete and accurate, and the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purported to have signed the same.

               SECTION 3.03   SUBSIDIARIES.

                  (a) Section 3.03(a) of the Company Disclosure Schedule sets forth: (i) the name of each corporation, partnership, limited liability company, joint venture or other entity in which the Company has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interests therein (individually, a "COMPANY SUBSIDIARY" and, collectively, the "COMPANY SUBSIDIARIES"); and (ii) the number and type of outstanding equity securities of each Company Subsidiary and a list of the holders thereof.

                  (b) Each Company Subsidiary is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its incorporation. Each Company Subsidiary is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered or made available to Parent complete and accurate copies of the charter, Bylaws or other organizational documents of each Company Subsidiary. No Company Subsidiary is in default under or in violation of any provision of its charter, Bylaws or other organizational documents. All of the issued and outstanding shares of capital stock of each Company Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each Company Subsidiary are held of record or owned beneficially by either the Company or another Company Subsidiary and are held or owned free and clear of any restriction on transfer (other than restrictions under Federal or state securities laws), claim, security interest, option, warrant, right, contract, call, commitment, equity or demand. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Company Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Company Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Company Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Company Subsidiary.

                  (c) The Company does not control, directly or indirectly, or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not a Company Subsidiary. There are no contractual obligations of the Company to provide funds to, or make any investment in (whether in the form of a loan, capital contribution or otherwise), any other person.

               SECTION 3.04   CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of 70,000,000 shares of Company Common Stock, 2,873,564 shares of Company Series A Preferred Stock ("COMPANY SERIES A PREFERRED STOCK"), 1,115,000 shares of Company Series B Preferred Stock ("COMPANY SERIES B PREFERRED STOCK"), 4,500,000 shares of Company Series C Preferred Stock ("COMPANY SERIES C PREFERRED STOCK"), 1,000,000 shares of Company Series D Preferred Stock ("COMPANY SERIES D PREFERRED STOCK") and 29,000,000 shares of Company Series E Preferred Stock ("COMPANY SERIES E PREFERRED STOCK," and, collectively with the Company Series A Preferred Stock, Company Series B Preferred Stock, Company Series C Preferred Stock, Company Series D Preferred Stock, the "COMPANY PREFERRED STOCK," and, the Company Common Stock together with the Company Preferred Stock, the "COMPANY STOCK"). As of the date of this Agreement, (A) 2,515,587 shares of Company Series A Preferred Stock are issued and outstanding, (B) 875,424 shares of Company Series B Preferred Stock are issued and outstanding, (C) 2,188,553 shares of Company Series C Preferred Stock are issued and outstanding, (D) 769,231 shares of Company Series D Preferred Stock are issued and outstanding, and (E) 15,637,605 shares of Company Series E Preferred Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable. Each share of Company Series A Preferred Stock, Company Series B Preferred Stock and Company Series C Preferred Stock is convertible into
1.321118 shares of Company Common Stock and each share of Company Series D Preferred Stock and Company Series E Preferred Stock is convertible into one share of Company Common Stock. There are no other shares of Company Preferred Stock outstanding. As of the date hereof, the outstanding shares of Company Common Stock, Company Series A Preferred Stock, Company Series B Preferred Stock, Company Series C Preferred Stock, Company Series D Preferred Stock and Company Series E Preferred Stock are owned as set forth in Section 3.04(a) of the Company Disclosure Schedule. Section 3.04(a) of the Company Disclosure Schedule also provides a complete list and brief description of each repurchase option or right of first refusal which is held by the Company and to which any of such shares is subject (including the name of the owner and the number of such shares held by such owner).

                  (b) The Company has reserved (i) 11,394,609 shares of Company Common Stock for issuance under the Company's Amended and Restated Stock Option/Stock Issuance Plan (the "COMPANY STOCK PLAN") of which options to purchase 8,730,419 shares of Company Common Stock are outstanding as of the date of this Agreement and (ii) 150,000,000 shares of Company Common Stock for issuance under the Company's 2002 Equity Incentive Plan (the "COMPANY 2002 STOCK PLAN") of which options to purchase 124,606,068 shares of Company Common Stock are outstanding as of the date of this Agreement. Section 3.04(b) of the Company Disclosure Schedule accurately sets forth with respect to each Company Option that is outstanding as of December 31, 2001: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that was originally subject to such Company Option; (iii) the number of shares of Company Common Stock that remain subject to such Company Option, (iv) the date on which such Company Option was granted and the term of such Company Option; (v) the vesting schedule and vesting commencement date for such Company Option; (vi) the exercise price per share of Company Common Stock purchasable under such Company Option; (vii) whether such Company Option has been designated an incentive stock option ("INCENTIVE STOCK OPTION") as defined in Section 422 of the Code; and
(viii) the current employee or independent contractor status of the holder of such Company Option. No Company Option will by its terms require an adjustment in connection with the Merger, except as contemplated by this Agreement. Neither the consummation of transactions contemplated by this Agreement, nor any action taken or to be taken by Company in connection with such transactions, will result in (i) any acceleration of exercisability or vesting, whether or not contingent on the occurrence of any event after consummation of the Merger, in favor of any optionee under any Company Option; (ii) any additional benefits for any optionee under any Company Option; or (iii) the inability of Parent after the Effective Time to exercise any right or benefit held by Company prior to the Effective Time with respect to any Company Option assumed by Parent or any shares of Company Common Stock previously issued upon exercise of a Company Option, including, without limitation, the right to repurchase an optionee's unvested shares on termination of such optionee's employment. The assumption by Parent of Company Options in accordance with Section 2.04(a) hereunder will not give rise to any event described in clauses (i) through (iii) in the immediately preceding sentence or constitute a breach of the Company Stock Plan, the Company 2002 Stock Plan or any agreement entered into pursuant to such plans.

                  (c) The Company has reserved 560,110 shares of Company Common Stock for future issuance pursuant to the exercise of Company Warrants. Section 3.04(c) of the Company Disclosure Schedule sets forth, with respect to each Company Warrant issued to any person as of the date of this Agreement: (i) the name of the holder of such Company Warrant; (ii) the total number and type of shares of Company Stock that are subject to such Company Warrant; (iii) the exercise price per share of Company Stock purchasable under such Company Warrant; (iv) the total number of shares of Company Stock with respect to which such warrant is immediately exercisable; (v) the vesting schedule for such Company Warrant; and (vi) the term of such Company Warrant.

                  (d) Except as described in Section 3.04(b) above or as set forth in Sections 3.04(b) and 3.04(c) of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character, whether or not contingent, relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any share of capital stock of, or other equity interest in, the Company. All shares of Company Stock so subject to issuance, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. The holders of Company Options and Company Warrants have been or will be given, or shall have properly waived, any required notice of the Merger prior to the Effective Time, and all such rights to a notice, if any, will terminate at or prior to the Effective Time.

                  (e) The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

                  (f) All of the securities offered, sold, issued or, to knowledge of the Company, assumed by the Company (i) have been offered, sold or issued in compliance with the requirements of the Federal securities laws and any applicable state securities or "blue sky" laws and (ii) are not subject to any preemptive right, right of first refusal, right of first offer or right of recission.

                  (g) There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any share of capital stock of, or other equity interest in, the Company. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party, or of which the Company is aware, that (i) relate to the voting, registration or disposition of any securities of the Company, (ii) grant to any person or group of persons the right to elect, or designate or nominate for election, a director to the Board of Directors of the Company, or (iii) grant to any person or group of persons information rights.

               SECTION 3.05   AUTHORITY RELATIVE TO THIS AGREEMENT.

                  (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining the necessary approvals of the Company shareholders, to consummate the Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than the approval of this Agreement (including the principal terms hereof) and the Merger by the Company shareholders as described in Section 3.16 hereof and the filing and recordation of appropriate merger documents as required by the CGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the

Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity.

                  (b) Without limiting the generality of the foregoing, the Board of Directors of the Company, at a meeting duly called and held, has unanimously (i) determined that the Merger and the other transactions contemplated hereby are fair to, and in the best interests of, the Company and its shareholders, (ii) approved the Company Charter Amendment, this Agreement (including the principal terms hereof), the Merger and the other transactions contemplated hereby in accordance with the provisions of the CGCL and the Company's charter documents, and (iii) directed that the Company Charter Amendment, this Agreement and the Merger be submitted to the Company shareholders for their approval and (iv) resolved to recommend that the Company shareholders vote in favor of the approval of the Company Charter Amendment, this Agreement (including the principal terms hereof) and the Merger.

               SECTION 3.06   NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not,
(i) conflict with or violate the Articles of Incorporation or Bylaws of the Company or any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.06(b) have been obtained and all filings and obligations described in Section 3.06(b) have been made or complied with, conflict with or violate in any material respect any foreign or domestic (Federal, state or local) law, statute, ordinance, franchise, permit, concession, license, writ, rule, regulation, order, injunction, judgment or decree ("LAW") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) conflict with, result in any material breach of or constitute a material default (or an event which with notice or lapse of time or both would become a default) under, require consent, approval or notice under, give to others any right of termination, amendment, acceleration or cancellation of, require any payment under, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which any property or asset of the Company or any Company Subsidiary is bound or affected.

                  (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, order, permit, or authorization from, or registration, notification or filing with, any domestic or foreign governmental, regulatory or administrative authority, agency or commission, any court, tribunal or arbitral body, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental authority (a "GOVERNMENTAL ENTITY"), except for the filing and recordation of appropriate merger documents as required by the CGCL and for such other consents, approvals, orders, permits, authorizations, registrations, notifications or filings, which if not obtained or made could not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

               SECTION 3.07   PERMITS; COMPLIANCE.

                  (a) Each of the Company and each Company Subsidiary is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company and each Company Subsidiary to own, lease and otherwise hold and operate its properties and other assets and to carry on its business as it is now being conducted and as currently proposed to be conducted (the "COMPANY PERMITS"), except where the failure of the Company and each Company Subsidiary to possess such Company Permits could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Company Permits are in full force and effect and will remain so after the Closing and no suspension or cancellation of any Company Permit is pending or, to the knowledge of the Company, threatened. Neither the Company nor any Company Subsidiary has received any notice or other communication from any Governmental Entity regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Company Permit, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Company Permit.

                  (b) Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) any Company Permit, except where the failure of the Company and each Company Subsidiary to possess such Company Permits could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

               SECTION 3.08   FINANCIAL STATEMENTS.

                  (a) The Company has delivered or made available to Parent true and complete copies of (i) the audited consolidated balance sheets of the Company and the Company Subsidiaries as of December 31, 1998, 1999, and 2000, and the related audited statements of operations, changes in stockholders' equity and changes in cash flows for the years then ended, together with all related notes and schedules thereto (collectively referred to herein as the "AUDITED FINANCIAL STATEMENTS"), and (ii) the unaudited consolidated balance sheet of the Company and the Company Subsidiaries as of September 30, 2001 (the "COMPANY BALANCE SHEET"), and the related statements of operations, changes in stockholders' equity and changes in cash flows for the nine months ended September 30, 2001 (collectively referred to herein as the "INTERIM FINANCIAL STATEMENTS"). The Audited Financial Statements and the Interim Financial Statements (including, in each case, any notes thereto) were prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by U.S. GAAP) and each present fairly, in all material respects, the consolidated financial position of the Company and the Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material).

                  (b) The Company and the Company Subsidiaries do not have any debts, liabilities or obligations of any nature (whether known or unknown, accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, or as a guarantor or otherwise) ("LIABILITIES"), other than Liabilities (i) that are fully reflected or reserved against on the Company Balance Sheet, (ii) individually in an amount not exceeding $50,000 incurred since the date of the Company Balance Sheet, (iii) incurred in the ordinary course of business consistent with past practice that could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since the date of the Company Balance Sheet and (iv) that would not be required to be reflected on, or reserved against, in a balance sheet of the Company, or in the notes thereto, prepared in accordance with the published rules and regulations of the SEC and U.S. GAAP. Reserves are reflected on the Company Balance Sheet and on the books of account and other financial records of the Company against all Liabilities of the Company as of the date of the Company Balance Sheet in amounts that have been established on a basis consistent with the past practice of the Company and in accordance with U.S. GAAP. There are no outstanding warranty claims against the Company.

               SECTION 3.09 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 2001, except as contemplated by or as disclosed in this Agreement, the Company and the Company Subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and, since such date, (a) there has not been any Company Material Adverse Effect and (b) the Company and the Company Subsidiaries have not taken or legally committed to take any of the actions specified in Sections 5.01(a) through 5.01(z).

               SECTION 3.10 ABSENCE OF LITIGATION. There is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset owned or used by the Company or any Company Subsidiary or any person whose liability the Company or any Company Subsidiary has or may have assumed, either contractually or by operation of Law, before any arbitrator or Governmental Entity (a "COMPANY LEGAL PROCEEDING") that could reasonably be expected, if resolved adversely to the Company, to (i) impair the operations of the Company or any Company Subsidiary as currently conducted, including, without limitation, any claim of infringement of any intellectual property right, (ii) result in losses to the Company or any Company Subsidiary in excess of $50,000,
(iii) impair the ability of the Company or any Company Subsidiary to perform its obligations under this Agreement or (iv) prevent, delay or make illegal the consummation of the transactions contemplated by this Agreement. To the Company's knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis of the commencement of any Company Legal Proceeding. None of the Company or any Company Subsidiary, the officers or directors thereof in their capacity as such, or any property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or Governmental Entity. Neither the Company nor any Company Subsidiary has any plans to initiate any material Company Legal Proceeding against any third party.

               SECTION 3.11   EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

                  (a) Schedule 3.11(a) of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, stock appreciation right, restricted stock, phantom stock, incentive, deferred compensation, retiree medical, disability or life insurance, cafeteria benefit, dependent care, disability, director or employee loan, fringe benefit, sabbatical, supplemental retirement, severance or other benefit plans, programs or arrangements, (whether legally enforceable or not, whether formal or informal and whether in writing or not) (each, a "COMPANY PLAN," and collectively, the "COMPANY PLANS") to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Company Subsidiary

                  (b) Each Company Plan is in writing and the Company has made available to Parent a true and complete copy of each Company Plan (or a written summary where the Company Plan is not in writing) and a true and complete copy of each material document, if any, prepared in connection with each such Company Plan, including, without limitation, and only if applicable, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the two most recent annual reports (Form 5500 series and all schedules and financial statements attached thereto) required under ERISA or the Code, (iv) the most recently received Internal Revenue Service determination letter for each Company Plan intended to qualify under Section 401(a) of the Code, (v) the most recently prepared actuarial report and financial statement in connection with each such Company Plan, (vi) any material correspondence with the Internal Revenue Service or the Department of Labor with respect to each such Company Plan and (vii) each form of notice of grant and stock option agreement used to document Company Options. Except for the Company Plans, neither the Company nor any Company Subsidiary has an express or implied commitment, whether legally enforceable or not, (x) to create, incur liability with respect to, or cause to exist, any other employee benefit plan, program or arrangement that would constitute a Company Plan, (y) to enter into any contract or agreement to provide compensation for services to any individual, or (z) to modify, change the terms of or terminate any Company Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                  (c) None of the Company Plans is a multi-employer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "MULTI-EMPLOYER PLAN") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Company Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "MULTIPLE EMPLOYER PLAN").

                  (d) Except as otherwise required by ERISA, the Code or other applicable Federal, state, local or foreign law, none of the Company Plans provides for the payment of separation, severance, termination or similar benefits to any person, or obligates the Company or any Company Subsidiary to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement or as a result of a "change in ownership or control," within the meaning of such term under Section 280G of the Code. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or together with another event, will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, forgiveness of indebtedness or otherwise) becoming due under any Company Plan, whether or not such payment is contingent, (ii) increase any benefits otherwise payable under any Company Plan or other arrangement, (iii) result in the acceleration of the time of payment, vesting or funding of any benefits including, but not limited to, the acceleration of the vesting and exercisability of any Company Option, whether or not contingent, or (iv) affect in any material respects any Company Plan's current treatment under any Laws including any Tax or social contribution Law. No Company Plan provides, or reflects or represents any liability to provide, retiree health, disability, or life insurance benefits to any person for any reason, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or other applicable Federal, state, local or foreign statute or other law, and the Company has never represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) or any other person that such employee or other person would be provided with retiree health, disability, or life insurance benefits, except to the extent required by applicable Federal, state, local or foreign statute or other law.

                  (e) Each Company Plan is now and always has been operated in accordance in all material respects with its terms and the requirements of all applicable Laws, regulations and rules promulgated thereunder including, without limitation, ERISA, COBRA, the Family Medical Leave Act of 1993, as amended ("FMLA"), and the Code. Each of the Company and each Company Subsidiary has substantially performed in all material respects all material obligations required to be performed by it under, is not in any respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Company Plan. No action, claim or proceeding is pending or, to the knowledge of the Company, threatened with respect to any Company Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists which could give rise to any such action, claim or proceeding. To the Company's knowledge, neither the Company nor any ERISA Affiliate (as defined below) of the Company is subject to any penalty or Tax with respect to any Company Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. "ERISA AFFILIATE" means a person that is a member of the same controlled group as another person or under common control with such other person within the meaning of Section 414 of the Code. Each Company Plan can be amended, terminated or otherwise discontinued at any time without material liability to Parent, the Company or any of their ERISA Affiliates (other than ordinary administration expenses). Neither the Company nor any affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health

Protection Act of 1996, or any amendment to each such act, or any similar provisions of state Law applicable to its employees.

                  (f) Each Company Plan intended to qualify under Section 401(a) or Section 401(k) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has received a favorable determination, opinion, notification or advisory letter from the Internal Revenue Service with respect to each such Company Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, and no fact or event has occurred since the date of such determination letter or letters from the Internal Revenue Service to adversely affect the qualified status of any such Company Plan or the exempt status of any such trust, or (ii) has remaining a period of time under applicable Treasury regulations or Internal Revenue Service pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Plan.

                  (g) Neither the Company nor any Company Subsidiary nor any ERISA Affiliate has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multi-employer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability.

                  (h) Neither the Company nor any Company Subsidiary has, since December 31, 1995 terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in Section 3(2) of ERISA, including, without limitation, any Multi-employer Plan. All contributions, premiums or payments required to be made or accrued with respect to any Company Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Entity and, to the Company's knowledge, no fact or event exists which could give rise to any such challenge or disallowance.

                  (i) Except as set forth in Section 3.11(i) of the Company Disclosure Schedule, (i) neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Company Subsidiary or in the Company's or any Company Subsidiary's business, and, to the Company's knowledge, currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit that could affect the Company or any Company Subsidiary; (ii) there are no controversies, strikes, slowdowns or work stoppages pending or, to the Company's knowledge, threatened between the Company or any Company Subsidiary and any of its employees, and neither the Company nor any Company Subsidiary has experienced any such controversy, strike, slowdown or work stoppage within the past three years; (iii) neither the Company nor any Company Subsidiary has breached or otherwise failed to comply with the provisions of any collective bargaining or union contract to which the Company is a party and there are no grievances outstanding against the Company or any Company Subsidiary under any such agreement or contract that are now pending before any Person or Governmental Entity or are known to the Company; (iv) there are no unfair labor practice complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board or any other Governmental Entity or any current union representation questions involving employees of the Company or any Company Subsidiary, and, to the Company's knowledge, the Company and each Company Subsidiary have not engaged in any unfair labor practice; (v) the Company and each Company Subsidiary are currently in compliance with all material provisions of applicable Laws relating to the employment of labor, including those related to wages, hours, worker classification (including the proper classification of independent contractors and consultants), collective bargaining, workers' compensation and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Entity and has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of the Company or any Company Subsidiary and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing; (vi) the Company and each Company Subsidiary has paid in full to all employees or adequately accrued for in accordance with U.S. GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (vii) no claim that is now pending before any Governmental Entity has been made against the Company or any Company Subsidiary with respect to payment of wages, salary, overtime pay, workers compensation benefits or disability benefits with respect to any person currently or formerly employed by the Company or any Company Subsidiary, and, to the Company's knowledge, no such claim has been threatened or asserted; (viii) neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices; (ix) the Company and each Company Subsidiary are in compliance with all material provisions of applicable Laws and regulations relating to occupational safety and health Laws and regulations, and there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to the Company or any Company Subsidiary; (x) to the Company's knowledge, the Company and each Company Subsidiary are in compliance with all material Laws and regulations relating to discrimination in employment, and there is no charge of discrimination in employment or employment practices for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary or that is now pending before the United States Equal Employment Opportunity Commission or any other Governmental Entity; and (xi) to the Company's knowledge, each employee of the Company and each Company Subsidiary who is located in the United States and is not a United States citizen has all approvals, authorizations and papers necessary to work in the United States in accordance with applicable Law.

                  (j) Section 3.11(j) of the Company Disclosure Schedule sets forth the name and title of each employee of the Company with the title of Vice President or higher.

               SECTION 3.12   CONTRACTS.

                  (a) Other than as set forth (under the appropriate subsection) in Section 3.12(a) of the Company Disclosure Schedule neither the Company nor any Company Subsidiary is bound by any:

                  (i) employment, consulting, termination or severance agreement, contract or commitment with any officer, director or higher level employee, or member of the Company's Board of Directors;

                  (ii) agreement, contract or commitment containing any covenant limiting the right of the Company or any Company Subsidiary to engage in any line of business, acquire any property, distribute any product or provide any service (including geographic restrictions) or to compete with any person or granting any exclusive distribution rights;

                  (iii) agreement, contract or commitment (i) relating to the disposition or acquisition by the Company or any Company Subsidiary after the date of this Agreement of assets not in the ordinary course of business, (ii) relating to the acquisition by the Company of any Company Subsidiary of any other entity, whether by means of merger, consolidation, purchase of assets or otherwise, or (iii) pursuant to which the Company or any Company Subsidiary has any ownership interest in any corporation, partnership, joint venture or other business enterprise (other than the Company Subsidiaries) that is material to the Company's business as currently conducted;

                  (iv) joint venture, stockholder, partnership or other agreement relating to any equity ownership or profit interest;

                  (v) contract relating to any outstanding commitment for capital expenditures in excess of $50,000;

                  (vi) indenture, mortgage, promissory note, loan agreement, credit agreement, security agreement, guarantee of borrowed money or other agreement or instrument relating to the borrowing of money or extension of credit in excess of $50,000;

                  (vii) contract providing for an "earn-out" or other contingent payment by the Company or any Company Subsidiary involving more than $50,000 over the term of the contract;

                  (viii) contract or agreement which is terminable upon or prohibits a change of ownership or control of the Company or any Company Subsidiary;

                  (ix) contract providing for the indemnification of any officer, director, employee or agent;

                  (x) contract providing for any obligation of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person; or

                  (xi) any other agreement, contract, license or commitment that is material to the business of the Company and the Company Subsidiaries, taken as a whole, as currently conducted or proposed to be conducted.

                  (b) Each agreement, contract or commitment required to be disclosed in the Company Disclosure Schedule pursuant to clauses (i) through
(xi) above or set forth in

Section 3.12(a) of the Company Disclosure Schedule (any such agreement, contract or commitment, a "COMPANY MATERIAL CONTRACT") (i) is valid and binding in all material respects on the Company or a Company Subsidiary, as the case may be, and, to the knowledge of the Company, on the other parties thereto, and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence. Neither the Company nor any Company Subsidiary is in breach or violation of, or default under, any material terms of any Company Material Contract and, to the knowledge of the Company, no other party to any Company Material Contract is in breach or violation thereof or default thereunder.

                  (c) The Company has delivered or made available to Parent accurate and complete copies of all Company Material Contracts identified in
Section 3.12(a) of the Company Disclosure Schedule, including all amendments thereto. Section 3.12(a) of the Company Disclosure Schedule provides an accurate description of the terms of each Company Material Contract that is not in written form.

                  (d) To the Company's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (i) result in a breach or violation of, or default under, any material terms of any Company Material Contract, (ii) give any entity the right to declare a default, seek damages or exercise any other remedy under any Company Material Contract, (iii) give any entity the right to accelerate the maturity or performance of any Company Material Contract or (iv) give any entity the right to cancel, terminate or modify any Company Material Contract.

               SECTION 3.13   ENVIRONMENTAL MATTERS.

                  (a) The Company and each Company Subsidiary (i) is in compliance in all material respects with all applicable Environmental Laws (as defined below), (ii) holds all material Environmental Permits (as defined below) necessary to conduct the Company's or each Company Subsidiary's business and
(iii) is in compliance with their respective Environmental Permits.

                  (b) Neither the Company nor any Company Subsidiary has released and, to the knowledge of the Company, no other person has released Hazardous Materials (as defined below) on any real property owned or leased by the Company or any Company Subsidiary or, during their ownership or occupancy of such property, on any property formerly owned or leased by the Company or any Company Subsidiary.

                  (c) Neither the Company nor any Company Subsidiary has received any written request for information, or been notified that it is a potentially responsible party, under CERCLA (as defined below) or any similar Law of any state, locality or any other jurisdiction.

                  (d) To the knowledge of the Company, neither the Company nor any Company Subsidiary has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto.

                  (e) None of the real property currently or formerly owned or leased by the Company or any Company Subsidiary is listed or, to the knowledge of the Company, proposed to be listed on the "National Priorities List" under CERCLA, as updated through the date of this Agreement, or any similar list of sites in the United States or any other jurisdiction requiring investigation or cleanup.

               For purposes of this Agreement:

               "CERCLA" means the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

               "ENVIRONMENTAL LAWS" means any Federal, state or local statute, law, ordinance, regulation, rule, code or order of the United States, or any other jurisdiction and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, as in effect as of the date of this Agreement.

               "ENVIRONMENTAL PERMITS" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

               "HAZARDOUS MATERIALS" means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

               SECTION 3.14   INTELLECTUAL PROPERTY.

                  (a) Except as set forth in Section 3.14(a) of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries possesses sufficient and legally enforceable rights (by ownership or license or otherwise) with respect to all Intellectual Property (as defined below) necessary to conduct their respective businesses, as previously or presently conducted, without infringement or misappropriation of any rights or property of any person ("INFRINGEMENT"), except for such items as have yet to be conceived or developed. "INTELLECTUAL PROPERTY" means (i) trade names, trade and service marks, logos, domains, URLs, websites, addresses and other designations (collectively, "MARKS"); (ii) inventions (whether or not patentable); works of authorship; mask works; data; technology; know-how; trade secrets; ideas; information; designs; formulas; algorithms; processes; methods; schematics; computer software (in source code and/or object code form); and all other intellectual property of any sort (collectively, "INVENTIONS") and (iii) patent rights; Mark rights; copyrights; mask work rights; SUI GENERIS database rights; trade secret rights; moral rights; and all other intellectual and industrial property rights of any sort throughout the world, and all applications, registrations, issuances and the like with respect thereto (collectively, "IP RIGHTS"). "COMPANY INTELLECTUAL PROPERTY" means all Intellectual Property owned by or exclusively licensed to the Company or any Company Subsidiary. With respect to patent rights, moral rights and Mark rights, the representations and warranties of this Section 3.14(a) are made only to the Company's and the Company Subsidiaries' knowledge and without having conducted any special investigation or patent or trademark search.

                  (b) To the extent included in Company Intellectual Property,
Section 3.14(b)(i) of the Company Disclosure Schedule lists (by title, number, jurisdiction and owner) all patents and patent applications; all registered and unregistered Marks and Marks for which registration applications are pending; and all registered and material unregistered copyrights and mask works; and all other issuances, registrations, applications and the like with respect to those or any other IP Rights (collectively, "COMPANY SCHEDULED IP"). Except as set forth in Section 3.14(b)(ii) of the Company Disclosure Schedule, all items of Company Scheduled IP (other than pending applications) are valid, enforceable and subsisting to the extent such concepts are applicable, and Company is not aware of any questions or challenges with respect thereto. All filings, registrations and related correspondence in respect of Company Scheduled IP have been provided to Parent. No cancellation, termination, expiration or abandonment of any item of Company Scheduled IP (except natural expiration or termination at the end of the full possible term, including extensions and renewals) is anticipated by the Company or any Company Subsidiary. Except as referenced in written documentation previously provided to Parent (including without limitation file wrappers), neither the Company nor any Company Subsidiary is aware of any questions or challenges with respect to the patentability of any claims in any pending patent application included in Company Intellectual Property.

                  (c) Section 3.14(c)(i) of the Company Disclosure Schedule lists: (i) all licenses, sublicenses and other agreements (written or otherwise) to which the Company or a Company Subsidiary is a party (or by which it or any Company Intellectual Property is bound or subject) and pursuant to which any person has been or may be assigned, authorized to use, exercise or exploit ("USE"), granted any license, lien or encumbrance regarding, or given access to any Company Intellectual Property other than pursuant to (A) written, signed, standard form software licenses and support or maintenance agreements, and (B) nondisclosure or confidentiality agreements, and (C) agreements no longer in effect; and (ii) all licenses, sublicenses and other agreements (written or otherwise) pursuant to which the Company or a Company Subsidiary has been or may be assigned, granted any license, authorized to Use or incurred any obligation in connection with (A) any third party Intellectual Property that has been or is incorporated or embodied in, or forms all or any part of any previous, current or proposed product, service or Intellectual Property offering of the Company or any Company Subsidiary or (B) any Company Intellectual Property (other than agreements executed by employees and contractors pursuant to the Company's or a Company Subsidiary's standard form of agreement), (iii) each agreement pursuant to which the Company or a Company Subsidiary has deposited or is required to deposit with an escrow agent or any other person all or part of the source code for any product or service previously or currently offered or under development by the Company or any Company Subsidiary (the "COMPANY SOURCE CODE") (other than such agreements which are no longer in effect, if all Company Source Code deposited with the escrow agent has been returned to the Company or a Company Subsidiary) and (iv) all consulting or other agreements (written or otherwise) pursuant to which the Company or a Company Subsidiary either (A) provides services to any person or (B) receives services from any person, other than such agreements pursuant to which the Company or the Company Subsidiary explicitly, in writing retains or is assigned ownership of any Intellectual Property created pursuant to such arrangement. Except as disclosed on Section 3.14(c)(ii) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has entered into any agreement to indemnify, hold harmless or defend any other person with respect to any assertion of Infringement or warranting the lack thereof, other than indemnification provisions contained in standard forms of product licenses, distribution agreements, reseller agreements, end user licenses, or other transactions. Any standard form of employee agreement, consulting agreement, product license, distribution agreement, reseller agreement, end user license, or other standard form of agreement has been clearly identified as such and provided to Parent.

                  (d) To the knowledge of the Company and the Company Subsidiaries, no event or circumstance has occurred or exists that (with or without notice, consent or the lapse of time) could reasonably be expected to result in, and neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will result in,
(i) the breach or violation of any license, sublicense or other agreement required to be listed in Section 3.14(c)(i) of the Company Disclosure Schedule,
(ii) the loss or expiration of any material right or option by the Company or any of the Company Subsidiaries (or the gain thereof by any third party) under any such license, sublicense or other agreement, or (iii) the release, disclosure or delivery to any third party of any Company Source Code. Further, each license, sublicense and agreement required to be listed on Section 3.14(c)(i) of the Company Disclosure Schedule shall be considered, for purposes of this Agreement, to be a "COMPANY MATERIAL CONTRACT" (as such term is defined and used elsewhere in this Agreement).

                  (e) Except as set forth in Section 3.14(e) of the Company Disclosure Schedule, there is, to the knowledge of the Company and the Company Subsidiaries as of the date of this Agreement, no unauthorized Use or disclosure, and no Infringement, of any Company Intellectual Property by any third party, including, without limitation, any employee or former employee of the Company or any of the Company Subsidiaries. Except as set forth in Section 3.14(e) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has brought or threatened, at any time, any action, suit or proceeding against any third party for any Infringement of any Company Intellectual Property or any material breach of any license, sublicense or agreement involving Company Intellectual Property.

                  (f) Except as set forth in Section 3.14(f) of the Company Disclosure Schedule, the Company and the Company Subsidiaries have taken reasonable steps to protect and preserve the confidentiality of each item of Company Intellectual Property with respect to which the Company or any Company Subsidiary wishes to maintain confidentiality and which is not otherwise disclosed in published patents or patent applications or registered copyrights ("COMPANY CONFIDENTIAL INFORMATION"). Except as set forth in Section 3.14(f) of the Company Disclosure Schedule, all use by and disclosure to employees or others of Company Confidential Information has been pursuant to the terms of valid and binding written confidentiality and nonuse/restricted-use agreements or agreements that contain similar obligations. Except as set forth in Section 3.14(f) of the Company Disclosure Schedule, none of the Company or any of the Company Subsidiaries has disclosed or delivered to any third party, or permitted the disclosure or delivery to any escrow agent or other third party, any Company Source Code.

                  (g) Except as set forth in Section 3.14(g) of the Company Disclosure Schedule, the Company and the Company Subsidiaries collectively own, exclusively, all Intellectual Property that is incorporated or embodied in, or that forms part of, any product or service previously offered or currently being offered or developed by the Company or any Company Subsidiary. Without limiting the generality of the foregoing, (i) no current or former employee or contractor of the Company or any Company Subsidiary has any right or interest to or in any such Intellectual Property, and (ii) neither the Company nor any Company Subsidiary currently has any ongoing or future obligation to pay any license fee, royalty, or other payment to any person with respect to the manufacturing, distribution, modification, marketing, sale or license of any product or service previously offered or currently being offered or developed by the Company or any Company Subsidiary. Except as set forth in Section 3.14(g) of the Company Disclosure Schedule, each current and former employee and contractor of the Company or any Company Subsidiary has executed and delivered (and to the Company's knowledge is in compliance with) an agreement in substantially the form of the Company's standard Proprietary Information and Inventions Agreement (in the case of current or former employees) or Consulting Agreement (in the case of a contractor), which agreements provide valid written assignments to the Company or such Company Subsidiary of all title and rights to Intellectual Property that is incorporated or embodied in, or that forms part of, any product or service previously offered or currently being offered or developed by the Company or any Company Subsidiary, except for those current or former employees and contractors whose failure to execute and deliver such an agreement has not and would not have a Company Material Adverse Effect.

                  (h) Except as set forth in Section 3.14(h) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has received any communication alleging or suggesting that the Company or any Company Subsidiary has been or may be (whether in its past, current or proposed business or otherwise) engaged in, liable for or contributing to any Infringement, nor does the Company or any Company Subsidiary have any reason to expect that any such communication will be forthcoming. To the knowledge of the Company and the Company Subsidiaries, neither the Company nor any Company Subsidiary has ever, at any time, infringed, misappropriated, or otherwise violated any IP Right of any other person, nor is there any basis for a claim that the Company or any Company Subsidiary has infringed, misappropriated or otherwise violated any IP Right of any other person.

                  (i) Except as set forth in Section 3.14(i) of the Company Disclosure Schedule, none of the Company or the Company Subsidiaries is aware that any of its employees or contractors is obligated under any agreement, commitment, judgment, decree, order or otherwise that would conflict with the business of the Company or any Company Subsidiary or interfere with the use of his or her best efforts to perform his or her duties for the Company and the Company Subsidiaries.

                  (j) All Company Software is free of all viruses, worms, trojan horses and other material known infections or intentionally harmful routines and does not contain any bugs, errors, or problems of a material nature that, to the Company's or any Company Subsidiary's knowledge, could reasonably be expected to disrupt its operation or have an adverse impact on the operation of other software programs or operating systems.

               For purposes of this Agreement:

               "COMPANY SOFTWARE" means any Software that (i) is material to the operation of the business of the Company or any Company Subsidiary, or (ii) previously was or currently is being manufactured, distributed, marketed, sold, or licensed by the Company or any Company Subsidiary.

               "SOFTWARE" means software (whether in source code, object code, or other form) programs designed to be installed and operated on a computer or electronic device, and the documentation related thereto.

                  (k) The Company and the Company Subsidiaries have obtained all approvals from governmental entities and other regulatory bodies necessary for exporting outside of the United States (by the Company, any Company Subsidiary or any of their distributors, resellers or customers) any software products previously offered or currently being offered by the Company or any Company Subsidiary and importing any such products into any country in which they are or have been distributed, sold or licensed for Use, and all such export and import approvals in the United States and throughout the world are valid, current, and in full force and effect.

               SECTION 3.15   TAXES.

                  (a) All Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including without limitation estimated Tax returns and reports and material information returns and reports) required to be filed with any Tax Authority (as defined below) with respect to any Taxable (as defined below) period ending on or before the Closing, by or on behalf of the Company or any Company Subsidiary (collectively, "COMPANY TAX RETURNS" and individually, a "COMPANY TAX RETURN"), have been or will be completed and filed when due (including any extensions of such due date) and all amounts shown due on such Company Tax Returns on or before the Effective Time have been or will be paid on or before such date. The Interim Financial Statements (i) fully accrue all actual and contingent liabilities for Taxes (as defined below) with respect to all periods through September 30, 2001 and the Company has not and will not incur any Tax liability in excess of the amount reflected (excluding any amount thereof that reflects timing differences between the recognition of income for purposes of U.S. GAAP and for Tax purposes) on the Company Balance Sheet included in the Interim Financial Statements with respect to such periods, and (ii) properly accrue in accordance with U.S. GAAP all material liabilities for Taxes payable after September 30, 2001, with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Interim Financial Statements relating to Tax matters is true, complete and accurate in all material respects. The Company has not incurred any material Tax liability since September 30, 2001 other than in the ordinary course of business and the Company has made adequate provisions for all Taxes since that date in accordance with U.S. GAAP on at least a quarterly basis. The adjusted basis of the Company's assets exceed the sum of its liabilities.

                  (b) The Company has withheld and paid to the applicable financial institution or Tax Authority all amounts required to be withheld. To the best knowledge of the

Company, no Company Tax Returns filed with respect to Taxable years through the Taxable year ended December 31, 2001 in the case of the United States, have been examined and closed. The Company (or any member of any affiliated or combined group of which the Company has been a member) has not granted any extension or waiver of the limitation period applicable to any Company Tax Returns that is still in effect and there is no material claim, audit, action, suit, proceeding, or (to the knowledge of the Company) investigation now pending or threatened against or with respect to the Company in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax Authority has been received by the Company, and there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax Authority that could, if determined adversely to the Company, materially and adversely affect the liability of the Company for Taxes. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company. The Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. The Company is not a party to any Tax exemption or other Tax-sharing agreement or subject to an order of a foreign government, and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax-sharing agreement or order. Neither the Company nor any person on behalf of the Company has entered into or will enter into any agreement or consent pursuant to the collapsible corporation provisions of
Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax Law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax Law) apply to any disposition of any asset owned by the Company. None of the assets of the Company is property that the Company is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former
Section 168(f)(8) of the Code. None of the assets of the Company directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code. None of the assets of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code. The Company has not made and will not make a deemed dividend election under Treas. Reg. Section 1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code. The Company has never been a party (either as a distributing corporation, a distributed corporation or otherwise) to any transaction intended to qualify under Section 355 of the Code or any corresponding provision of state Law. The Company has not participated in (and will not participate in) an international boycott within the meaning of Section 999 of the Code. The Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country and the Company has not engaged in a trade or business within any foreign country. The Company has never elected to be treated as an S-corporation under Section 1362 of the Code or any corresponding provision of Federal or state Law. All material elections with respect to the Company's Taxes made during the fiscal years ending December 31, 1998, 1999 and 2000 are reflected on the Company Tax Returns for such periods, copies of which have been provided to Parent. After the date of this Agreement, no material election with respect to Taxes will be made without the prior written consent of Parent, which consent will not be unreasonably withheld or delayed. The Company is not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for Federal income tax purposes. The Company is not currently and never has been subject to the reporting requirements of Section 6038A of the Code. There is no agreement, contract or arrangement to which the Company is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 280G (as determined without regard to Section 280G(b)(4)), 162 (other than 162(a)) or 404 of the Code. The Company is not a party to any Contract, nor does it have any obligations (current or contingent) to compensate any person for excise taxes paid pursuant to Section 4999 of the Code. The Company is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of Federal Law as a result of being a member of a group filing consolidated Company Tax Returns, under operation of certain state Laws as a result of being a member of a unitary group, or under comparable Laws of other states or foreign jurisdictions) that includes a party other than the Company nor does the Company owe any amount under any such agreement. The Company has previously provided or made available to Parent true and correct copies of all income, franchise, and Company Tax Returns regarding sales tax, and, as reasonably requested by Parent, prior to or following the date hereof, presently existing information statements and reports. The Company is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Other than by reason of the Merger, the Company has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions, events or accounting methods employed prior to the Merger.

                  (c) For purposes of this Agreement, the following terms have the following meanings: "TAX" (and, with correlative meaning, "Taxes" and "TAXABLE") means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) (a "TAX AUTHORITY"), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used in this Section 3.15, the term "Company" means the Company and any entity included in, or required under U.S. GAAP to be included in, any of the Audited Financial Statements or the Interim Financial Statements.

               SECTION 3.16 VOTE REQUIRED. The only votes of the holders of any classes or series of capital stock of the Company necessary to approve (i) the amendment and restatement of the Articles of Incorporation of the Company in the form attached hereto as EXHIBIT D (the "COMPANY CHARTER AMENDMENT") and (ii) this Agreement and the Merger are (A) the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock voting separately as a single class in favor of the approval of the Company Charter Amendment, the principal terms of this Agreement and the Merger and (B) the affirmative vote of the holders of at least a majority of the outstanding shares of each series of Company Preferred Stock, each voting separately as a single class in favor of the approval of the Company Charter Amendment, the principal terms of this Agreement and the Merger (the "COMPANY SHAREHOLDER APPROVAL"). The Company Shareholder Approval is the only vote of holders of any class or series of the capital stock of the Company necessary for the Company to effect the Merger.

               SECTION 3.17   ASSETS; ABSENCE OF LIENS AND ENCUMBRANCES.

                  (a) Neither the Company nor any of the Company Subsidiaries owns any real property. Section 3.17(a) of the Company Disclosure Schedule lists all real property leases to which the Company or any Company Subsidiary is a party and each amendment thereto (all such leases, as amended, being the "COMPANY LEASES"), and with respect to each such lease, the aggregate monthly rent payable thereunder and the expiration date thereof. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a material claim. Neither the Company nor any of the Company Subsidiaries have subleased or otherwise granted rights of use or occupancy of any of the premises subject to such leases to any other persons. Other than leaseholds created under the real property leases identified in Section 3.17(a) of the Company Disclosure Schedule, the Company and the Company Subsidiaries have no leasehold interest in any real property.

                  (b) The Company and each Company Subsidiary own, lease or have the legal right to use all of the material assets, including, without limitation, personal property (other than Intellectual Property, which is covered by Section 3.14 hereof), used or intended to be used in the conduct of the business of the Company or such Company Subsidiary or otherwise owned, leased or used by the Company or such Company Subsidiary and, with respect to contract rights, is a party to and enjoys the right to the benefits of all material contracts, agreements and other arrangements used or intended to be used by the Company or such Company Subsidiary in or relating to the conduct of the business of the Company and each Company Subsidiary (all such properties, assets and contract rights, together with the Company Leases, being the "COMPANY ASSETS").

                  (c) The Company and each Company Subsidiary have good and marketable title to, or, in the case of leased or subleased Company Assets, valid and subsisting leasehold interests in, all the Company Assets, free and clear of all mortgages, liens, pledges, charges, claims, security interests or encumbrances of any kind or character ("LIENS") except for (x) Liens for current Taxes not yet due and payable, and (y) Liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value, or materially interfere with the present or contemplated use, of the Company Assets subject thereto or affected thereby. The equipment of the Company and the Company Subsidiaries used in the operations of their business is, taken as a whole, in good operating condition and repair, ordinary wear and tear excepted.

               SECTION 3.18 CERTAIN INTERESTS. No event has occurred that would be required to be reported currently by the Company as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act assuming the Company were subject to such provisions of the Securities Act.

               SECTION 3.19 INSURANCE POLICIES. True and complete copies of all insurance policies to which the Company or any Company Subsidiary is a party or is a beneficiary or named insured such policies have been provided or made available to Parent. Except as set forth in Section 3.19 of the Company Disclosure Schedule, there have been no material claim or series of claims made under such insurance policies within the past three years. All premiums due on such policies have been paid, and, to the Company's knowledge, the Company and each Company Subsidiary is otherwise in compliance with the terms of such policies. Neither the Company nor any Company Subsidiary has failed to give any notice or present any material claim under any such policy in a timely fashion, except where such failure would not prejudice the Company's or any Company Subsidiary's ability to make such a claim. Such insurance to the date hereof has been maintained in full force and effect and not been canceled or changed, except to extend the maturity dates thereof. Neither the Company nor any Company Subsidiary has any knowledge of any actual or possible (i) cancellation or threatened termination of any insurance policy, (ii) refusal of any coverage or rejection of any claim under any insurance policy or (iii) material premium increase with respect to any insurance policy.

               SECTION 3.20 BROKERS. Except for C.E. Unterberg, Towbin ("COMPANY ADVISOR") no broker, finder or investment banker (other than the Company Financial Advisor (as defined in Section 3.27)) is entitled to any brokerage, finder's or other fee or commission in connection with the origination, negotiation or execution of this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Company Subsidiary. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Company Advisor pursuant to which such advisor would be entitled to any payment in relation to the Merger or the transactions contemplated by this Agreement.

               SECTION 3.21 STATE TAKEOVER STATUTES. The Board of Directors of the Company has taken all action necessary to ensure that any restrictions on business combinations contained in the CGCL will not apply to the Merger and the other transactions contemplated by this Agreement. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation or any anti-takeover provision in the Company's Articles of Incorporation or Bylaws is, or at the Effective Time will be, applicable to the Company, the shares of Company Stock, the Merger or the other transactions contemplated by this Agreement.

               SECTION 3.22 CUSTOMERS AND SUPPLIERS. No customer who individually accounted for more than 10% of the Company's consolidated gross revenues during the fiscal years ended December 31, 1999 and 2000 and the most recent fiscal quarter ended September 30, 2001 has, within the past 12 months, cancelled or otherwise terminated, or made any threat to cancel or terminate, its relationship with the Company or any Company Subsidiary, or decreased materially its usage of the Company's or any Company Subsidiary's services or products.

               SECTION 3.23 POWERS OF ATTORNEY. Except for powers of attorney regarding immaterial matters, there are no outstanding powers of attorney executed on behalf of the Company or any Company Subsidiary.

               SECTION 3.24 OFFERS. The Company has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of any acquisition, merger, consolidation or sale of all substantially all of the assets of Company and the Company Subsidiaries with parties other than Parent.

               SECTION 3.25 BOOKS AND RECORDS. The minute books and other similar records of the Company and each Company Subsidiary contain complete and accurate records of all actions taken at any meetings of the Company's or each Company Subsidiary's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holder of any such meeting. The books and records of the Company and each Company Subsidiary accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company and the Company Subsidiaries and have been maintained in accordance with good business and bookkeeping practices.

               SECTION 3.26 AFFILIATES. Section 3.26 of the Company Disclosure Schedule contains an accurate and complete list of the names and addresses of those persons who are Affiliates of the Company as of the date hereof.

               SECTION 3.27 OPINION OF FINANCIAL ADVISOR. The Company has received the written opinion of Houlihan, Lokey, Howard & Zukin (the "COMPANY FINANCIAL ADVISOR") that the conversion ratio set forth in the Note Conversion Agreement is fair from a financial point of view to the shareholders of the Company who are not also holders of any Notes, a copy of which opinion will be delivered to Parent promptly after the date of this Agreement.

                               ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

               Parent and Merger Sub hereby represent and warrant to the Company that the statements contained in this Article IV are true and correct except as set forth in (i) the disclosure schedule delivered by Parent to the Company concurrently with the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE") and (ii) the Parent SEC Reports (as defined in Section 4.08(a)) filed prior to the date of this Agreement. The Parent Disclosure Schedule shall be arranged according to specific sections in this Article IV and shall provide exceptions to, or otherwise qualify in reasonable detail, only the corresponding section in this Article IV and any other section hereof where it is clear, upon a reading of such disclosure without any independent knowledge on the part of the reader regarding the matter disclosed, that the disclosure is intended to apply to such other section.

               SECTION 4.01 ORGANIZATION AND QUALIFICATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and otherwise hold and operate its properties and other assets and to carry on its business as it is now being conducted and as currently proposed to be conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority has not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined below). The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing has not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The term "PARENT MATERIAL ADVERSE EFFECT" means any event, change, violation, inaccuracy, circumstance or effect that is, or could reasonably be expected to be, individually or in the aggregate, materially adverse to (i) the business, operations, condition (financial or otherwise), assets (tangible or intangible), liabilities, properties, or results of operations of Parent and the Parent Subsidiaries taken as a whole, or (ii) the ability of Parent to consummate the Merger or any of the transactions contemplated by this Agreement or to perform its obligations under this Agreement, in each case prior to the Termination Date; provided, however, that
(i) none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, or will be, a Parent Material Adverse Effect: (a) any changes in general economic or business conditions that do not disproportionately impact Parent and the Parent Subsidiaries, taken as a whole, (b) any changes or events affecting the industry in which Parent operates that do not disproportionately impact Parent and the Parent Subsidiaries, taken as a whole, (it being understood that in any controversy concerning the applicability of the preceding exceptions (a) and (b), Parent shall have the burden of proof with respect to the elements of such exceptions), (c) any adverse event, change, violation, inaccuracy, circumstance or effect, including the payment of fees and expenses, resulting from the terms of, or the taking of any action required by, this Agreement, or (d) any adverse event, change, violation, inaccuracy, circumstance or effect related to or resulting from the announcement the Merger, and (ii) any change in the market price of the Parent Common Stock in and of itself shall not be deemed to constitute a Parent Material Adverse Effect; PROVIDED, HOWEVER, that in the event any change in the market price of Parent Common Stock is related to one or more events, facts or circumstances affecting Parent and the Parent Subsidiaries, taken as a whole, such change in the market price of Parent Common Stock and such events, facts or circumstances shall be considered collectively in determining whether there has been a Parent Material Adverse Effect.

               SECTION 4.02 CERTIFICATE OF INCORPORATION AND BYLAWS. Parent has heretofore made available to the Company a complete and correct copy of (a) the Certificate of Incorporation and the Bylaws of Parent including all amendments thereto, (b) the minute books containing all consents, actions and meeting of the stockholders of Parent and Parent's Board of Directors and any committees thereof, and (c) the stock transfer books of Parent setting forth all issuances or transfers of any capital stock of Parent. Such Certificate of Incorporation and Bylaws are in full force and effect. Parent is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws. The corporate minute books, stock certificate books, stock registers and other corporate records of Parent are complete and accurate, and the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purported to have signed the same.

               SECTION 4.03   SUBSIDIARIES.

                  (a) Section 4.03(a) of the Parent Disclosure Schedule sets forth: (i) the name of each corporation, partnership, limited liability company, joint venture or other entity in which Parent has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interests therein (individually, a "PARENT SUBSIDIARY" and, collectively, the "PARENT SUBSIDIARIES"); and (ii) the number and type of outstanding equity securities of each Parent Subsidiary and a list of the holders thereof.

                  (b) Each Parent Subsidiary is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its incorporation. Each Parent Subsidiary is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing has not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each Parent Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Parent has delivered or made available to the Company complete and accurate copies of the charter, Bylaws or other organizational documents of each Parent Subsidiary. No Parent Subsidiary is in default under or in violation of any provision of its charter, Bylaws or other organizational documents. All of the issued and outstanding shares of capital stock of each Parent Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each Parent Subsidiary are held of record or owned beneficially by either Parent or another Parent Subsidiary and are held or owned free and clear of any restriction on transfer (other than restrictions under Federal or state securities laws), claim, security interest, option, warrant, right, contract, call, commitment, equity or demand. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which Parent or any Parent Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Parent Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Parent Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Parent Subsidiary.

                  (c) Parent does not control, directly or indirectly, or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not a Parent Subsidiary. There are no contractual obligations of Parent to provide funds to, or make any investment in (whether in the form of a loan, capital contribution or otherwise), any other person.

               SECTION 4.04   CAPITALIZATION.

                  (a) The authorized capital stock of Parent consists of 25,000,000 shares of Parent Common Stock, 2,000,000 shares of Parent Preferred Stock. As of the date hereof, (i) 4,374,874 shares of Parent Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) no shares of Parent Common Stock are held in the treasury of Parent and (iii) 2,925,645 shares of Parent Common Stock are reserved for future issuance pursuant to outstanding Parent Options. As of the date of this Agreement, no shares of Parent Preferred Stock are issued and outstanding.

                  (b) Parent has reserved (i) 3,408,749 shares of Parent Common Stock for issuance under Parent's 1993 Stock Option/Stock Issuance Plan and Parent's 1999 Stock Plan (the "PARENT STOCK PLANS") of which options to purchase 2,925,645 shares of Parent Common

Stock are outstanding as of the date of this Agreement and (ii) 92,315 shares of Parent Common Stock for issuance pursuant to Parent's 1998 Employee Stock Purchase Plan (the "PARENT PURCHASE PLAN"), of which 92,315 shares are available for issuance. Section 4.04(b) of the Parent Disclosure Schedule accurately sets forth with respect to each Parent Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Parent Option; (ii) the total number of shares of Parent Common Stock that was originally subject to such Parent Option; (iii) the number of shares of Parent Common Stock that remain subject to such Parent Option, (iv) the date on which such Parent Option was granted and the term of such Parent Option; (v) the vesting schedule and vesting commencement date for such Parent Option; (vi) the exercise price per share of Parent Common Stock purchasable under such Parent Option; (vii) whether such Parent Option has been designated an "incentive stock option" as defined in
Section 422 of the Code; and (viii) the current employee or independent contractor status of the holder of such Parent Option. No Parent Option will by its terms require an adjustment in connection with the Merger, except as contemplated by this Agreement. Neither the consummation of transactions contemplated by this Agreement, nor any action taken or to be taken by Parent in connection with such transactions, will result in (i) any acceleration of exercisability or vesting, whether or not contingent on the occurrence of any event after consummation of the Merger, in favor of any optionee under any Parent Option; (ii) any additional benefits for any optionee under any Parent Option; or (iii) the inability of Parent after the Effective Time to exercise any right or benefit held by Parent prior to the Effective Time with respect to any Parent Option assumed by Parent or any shares of Parent Common Stock previously issued upon exercise of a Parent Option, including, without limitation, the right to repurchase an optionee's unvested shares on termination of such optionee's employment.

                  (c) Except as described in Section 4.04(b) above, there are no options, warrants or other rights, agreements, arrangements or commitments of any character, whether or not contingent, relating to the issued or unissued capital stock of Parent or obligating Parent to issue or sell any share of capital stock of, or other equity interest in, Parent. All shares of Parent Common Stock so subject to issuance, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

                  (d) Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.

                  (e) All of the securities offered, sold or issued by Parent
(i) have been offered, sold or issued in compliance with the requirements of the Federal securities laws and any applicable state securities or "blue sky" laws and (ii) are not subject to any preemptive right, right of first refusal, right of first offer or right of recission.

                  (f) There are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any share of capital stock of, or other equity interest in, Parent. There are no stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party, or of which Parent is aware, that (i) relate to the voting, registration or disposition of any securities of Parent, (ii) grant to any person or group of persons the right to elect, or designate or nominate for election, a director to the Board of Directors of Parent, or (iii) grant to any person or group of persons information rights.

               SECTION 4.05   AUTHORITY RELATIVE TO THIS AGREEMENT.

                  (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining the necessary approval of the Parent stockholders, to consummate the Merger. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than the approval of the Share Issuance by the Parent stockholders as described in Section 4.17 hereof and the filing and recordation of appropriate merger documents as required by the CGCL). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity.

                  (b) Without limiting the generality of the foregoing, (i) the Board of Directors of Parent, at a meeting duly called and held, has unanimously
(A) determined that the Merger and the other transactions contemplated hereby are fair to, and in the best interests of, Parent and its stockholders, (B) approved and adopted this Agreement and approved the Merger and the other transactions contemplated hereby in accordance with the provisions of the Delaware General Corporation Law (the "DGCL") and Parent's charter documents, and (C) directed that the Share Issuance be submitted to the Parent stockholders for their approval and (D) resolved to recommend that the Parent stockholders vote in favor of the approval of the Share Issuance, (ii) the Board of Directors of Merger Sub, in an action by written consent thereof, has unanimously (A) determined that the Merger and the other transactions contemplated hereby are fair to, and in the best interests of, Merger Sub and Parent, its sole stockholder, (B) approved this Agreement (including the principal terms hereof), the Merger and the other transactions contemplated hereby in accordance with the provisions of the CGCL and Parent's charter documents, and (C) directed that this Agreement and the Merger be submitted to Merger Sub's sole stockholder for its approval and (D) resolved to recommend that the sole stockholder vote in favor of the approval of this Agreement (including the principal terms hereof) and the Merger, and (iii) Parent, as sole stockholder of Merger Sub, has approved and adopted this Agreement (including the principal terms thereof) and approved the Merger.

               SECTION 4.06   NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

               (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or any Parent

Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.06(b) have been obtained and all filings and obligations described in Section 4.06(b) have been made or complied with, conflict with or violate in any material respect any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected, or (iii) conflict with, result in any material breach of or constitute a material default (or an event which with notice or lapse of time or both would become a default) under, require consent, approval or notice under, give to others any right of termination, amendment, acceleration or cancellation of, require any payment under, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any Parent Subsidiary is a party or by which any property or asset of Parent or any Parent Subsidiary is bound or affected.

                  (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, order, permit, or authorization from, or registration, notification or filing with, any Governmental Entity, except for the filing and recordation of appropriate merger documents as required by the CGCL and for such other consents, approvals, orders, permits, authorizations, registrations, notifications or filings, which if not obtained or made could not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

               SECTION 4.07   PERMITS; COMPLIANCE.

                  (a) Each of Parent and each Parent Subsidiary is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent and each Parent Subsidiary to own, lease and otherwise hold and operate its properties and other assets and to carry on its business as it is now being conducted and as currently proposed to be conducted (the "PARENT PERMITS"), except where the failure of Parent and each Parent Subsidiary to possess such Parent Permits could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All Parent Permits are in full force and effect and will remain so after the Closing and no suspension or cancellation of any Parent Permit is pending or, to the knowledge of Parent, threatened. Neither Parent nor any Parent Subsidiary has received any notice or other communication from any Governmental Entity regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Parent Permit, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Parent Permit.

                  (b) Neither Parent nor any Parent Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any Parent Subsidiary is a party or by which Parent or any Parent Subsidiary or any property or asset of Parent or any Parent Subsidiary is bound or affected, or (iii) any Parent Permit, except where the failure of Parent and each Parent Subsidiary to possess such Parent Permits could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

               SECTION 4.08   SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Parent has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since December 31, 1996 through the date of this Agreement (collectively, the "PARENT SEC REPORTS"). As of the respective dates they were filed (and if amended or superceded by a filing prior to the date of this Agreement, then on the date of such filing), (i) the Parent SEC Reports complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT"), as the case may be, and (ii) none of the Parent SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Parent has provided the Company with a true and correct copy of any draft Parent SEC Reports currently being prepared and not yet filed with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports (the "PARENT FINANCIAL STATEMENTS") was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q or 8-K promulgated by the SEC) and each presented fairly, in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Parent Material Adverse Effect). The balance sheet of Parent contained in the Parent SEC Reports as of September 30, 2001 is hereinafter referred to as the "PARENT BALANCE SHEET."

               SECTION 4.09 UNDISCLOSED LIABILITIES. Except for (i) Liabilities that are fully reflected or reserved against on the Parent Balance Sheet and (ii) Liabilities incurred in the ordinary course of business consistent with past practice that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, since the date of the Parent Balance Sheet, Parent has not incurred any Liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that would be required to be reflected on, or reserved against, in a balance sheet of Parent, or in the notes thereto, prepared in accordance with the published rules and regulations of the SEC and U.S. GAAP.

               SECTION 4.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Parent Balance Sheet, except as contemplated by or as disclosed in this Agreement, Parent and the Parent Subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and, since such date, (a) there has not been any Parent Material Adverse Effect and (b) Parent and the Parent Subsidiaries have not taken or legally committed to take any of the actions specified in Sections 5.04(a) through 5.04(z).

               SECTION 4.11 ABSENCE OF LITIGATION. There is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary, or any property or asset owned or used by Parent or any Parent Subsidiary or any person whose liability Parent or any Parent Subsidiary has or may have assumed, either contractually or by operation of Law, before any arbitrator or Governmental Entity (a "PARENT LEGAL PROCEEDING") that could reasonably be expected, if resolved adversely to Parent, to (i) impair the operations of Parent or any Parent Subsidiary as currently conducted, including, without limitation, any claim of infringement of any intellectual property right, (ii) result in losses to Parent or any Parent Subsidiary in excess of $50,000, (iii) impair the ability of Parent or any Parent Subsidiary to perform its obligations under this Agreement or (iv) prevent, delay or make illegal the consummation of the transactions contemplated by this Agreement. To Parent's knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis of the commencement of any Parent Legal Proceeding. None of Parent or any Parent Subsidiary, the officers or directors thereof in their capacity as such, or any property or asset of Parent or any Parent Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Parent, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or Governmental Entity. Neither Parent nor any Parent Subsidiary has any plans to initiate any material Parent Legal Proceeding against any third party.

               SECTION 4.12   EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

                  (a) Schedule 4.12(a) of the Parent Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, stock appreciation right, restricted stock, phantom stock, incentive, deferred compensation, retiree medical, disability or life insurance, cafeteria benefit, dependent care, disability, director or employee loan, fringe benefit, sabbatical, supplemental retirement, severance or other benefit plans, programs or arrangements, (whether legally enforceable or not, whether formal or informal and whether in writing or not) (each, a "PARENT PLAN," and collectively, the "PARENT PLANS") to which Parent or any Parent Subsidiary is a party, with respect to which Parent or any Parent Subsidiary has any obligation or which are maintained, contributed to or sponsored by Parent or any Parent Subsidiary for the benefit of any current or former employee, officer or director of Parent or any Parent Subsidiary

                  (b) Each Parent Plan is in writing and Parent has made available to the Company a true and complete copy of each Parent Plan (or a written summary where the Parent Plan is not in writing) and a true and complete copy of each material document, if any, prepared in connection with each such Parent Plan, including, without limitation, and only if applicable, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the two most recent annual reports (Form 5500 series and all schedules and financial statements attached thereto) required under ERISA or the Code, (iv) the most recently received Internal Revenue Service determination letter for each Parent Plan intended to qualify under Section 401(a) of the Code, (v) the most recently prepared actuarial report and financial statement in connection with each such Parent Plan, (vi) any material correspondence with the Internal Revenue Service or the Department of Labor with respect to each such Parent Plan and (vii) each form of notice of grant and stock option agreement used to document Parent Options. Except for the Parent Plans, neither Parent nor any Parent Subsidiary has an express or implied commitment, whether legally enforceable or not, (x) to create, incur liability with respect to, or cause to exist, any other employee benefit plan, program or arrangement that would constitute a Parent Plan, (y) to enter into any contract or agreement to provide compensation for services to any individual, or (z) to modify, change the terms of or terminate any Parent Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                  (c) None of the Parent Plans is a Multi-employer Plan or a Multiple Employer Plan.

                  (d) Except as otherwise required by ERISA, the Code or other applicable Federal, state, local or foreign law, none of the Parent Plans provides for the payment of separation, severance, termination or similar benefits to any person, or obligates Parent or any Parent Subsidiary to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement or as a result of a "change in ownership or control," within the meaning of such term under
Section 280G of the Code. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or together with another event, will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, forgiveness of indebtedness or otherwise) becoming due under any Parent Plan, whether or not such payment is contingent, (ii) increase any benefits otherwise payable under any Parent Plan or other arrangement, (iii) result in the acceleration of the time of payment, vesting or funding of any benefits including, but not limited to, the acceleration of the vesting and exercisability of any Parent Option, whether or not contingent, or (iv) affect in any material respects any Parent Plan's current treatment under any Laws including any Tax or social contribution Law. No Parent Plan provides, or reflects or represents any liability to provide, retiree health, disability, or life insurance benefits to any person for any reason, except as may be required by COBRA, or other applicable Federal, state, local or foreign statute or other law, and Parent has never represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) or any other person that such employee or other person would be provided with retiree health, disability, or life insurance benefits, except to the extent required by applicable Federal, state, local or foreign statute or other law.

                  (e) Each Parent Plan is now and always has been operated in accordance in all material respects with its terms and the requirements of all applicable Laws, regulations and rules promulgated thereunder including, without limitation, ERISA, COBRA, FMLA and the Code. Each of Parent and each Parent Subsidiary has substantially performed in all material respects all material obligations required to be performed by it under, is not in any respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Parent Plan. No action, claim or proceeding is pending or, to the knowledge of Parent, threatened with respect to any Parent Plan (other than claims for benefits in the ordinary course) and, to the knowledge of Parent, no fact or event exists which could give rise to any such action, claim or proceeding. To Parent's knowledge, neither Parent nor any ERISA Affiliate of Parent is subject to any penalty or Tax with respect to any Parent Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. Each Parent Plan can be amended, terminated or otherwise discontinued at any time without material liability to Parent, the

Company or any of their ERISA Affiliates (other than ordinary administration expenses). Neither Parent nor any affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state Law applicable to its employees.

                  (f) Each Parent Plan intended to qualify under Section 401(a) or Section 401(k) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has received a favorable determination, opinion, notification or advisory letter from the Internal Revenue Service with respect to each such Parent Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, and no fact or event has occurred since the date of such determination letter or letters from the Internal Revenue Service to adversely affect the qualified status of any such Parent Plan or the exempt status of any such trust, or (ii) has remaining a period of time under applicable Treasury regulations or Internal Revenue Service pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Parent Plan.

                  (g) Neither Parent nor any Parent Subsidiary nor any ERISA Affiliate has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multi-employer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability.

                  (h) Neither Parent nor any Parent Subsidiary has, since December 31, 1995, terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in Section 3(2) of ERISA, including, without limitation, any Multi-employer Plan. All contributions, premiums or payments required to be made or accrued with respect to any Parent Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Entity and, to Parent's knowledge, no fact or event exists which could give rise to any such challenge or disallowance.

                  (i) (i) Neither Parent nor any Parent Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or any Parent Subsidiary or in Parent's or any Parent Subsidiary's business, and, to Parent's knowledge, currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit that could affect Parent or any Parent Subsidiary; (ii) there are no controversies, strikes, slowdowns or work stoppages pending or, to Parent's knowledge, threatened between Parent or any Parent Subsidiary and any of its employees, and neither Parent nor any Parent Subsidiary has experienced any such controversy, strike, slowdown or work stoppage within the past three years; (iii) neither Parent nor any Parent Subsidiary has breached or otherwise failed to comply with the provisions of any collective bargaining or union contract to which Parent is a party and there are no grievances outstanding against Parent or any Parent Subsidiary under any such agreement or contract that are now pending before any Person or Governmental Entity or are known to Parent; (iv) there are no unfair labor practice complaints pending against Parent or any Parent Subsidiary before the National Labor Relations Board or any other Governmental Entity or any current union representation questions involving employees of Parent or any Parent Subsidiary, and, to Parent's knowledge, Parent and each Parent Subsidiary have not engaged in any unfair labor practice; (v) Parent and each Parent Subsidiary are currently in compliance with all material provisions of applicable Laws relating to the employment of labor, including those related to wages, hours, worker classification (including the proper classification of independent contractors and consultants), collective bargaining, workers' compensation and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Entity and has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of Parent or any Parent Subsidiary and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing; (vi) Parent and each Parent Subsidiary has paid in full to all employees or adequately accrued for in accordance with U.S. GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees;
(vii) no claim that is now pending before any Governmental Entity has been made against Parent or any Parent Subsidiary with respect to payment of wages, salary, overtime pay, workers compensation benefits or disability benefits with respect to any person currently or formerly employed by Parent or any Parent Subsidiary, and, to Parent's knowledge, no such claim has been threatened or asserted; (viii) neither Parent nor any Parent Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices; (ix) Parent and each Parent Subsidiary are in compliance with all material provisions of applicable Laws and regulations relating to occupational safety and health Laws and regulations, and there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to Parent or any Parent Subsidiary; (x) to Parent's knowledge, Parent and each Parent Subsidiary are in compliance with all material Laws and regulations relating to discrimination in employment, and there is no charge of discrimination in employment or employment practices for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary or that is now pending before the United States Equal Employment Opportunity Commission or any other Governmental Entity; and (xi) to Parent's knowledge, each employee of Parent and each Parent Subsidiary who is located in the United States and is not a United States citizen has all approvals, authorizations and papers necessary to work in the United States in accordance with applicable Law.

                  (j) Section 4.12(j) of the Parent Disclosure Schedule sets forth the name and title of each employee of Parent with the title of Vice President or higher.

               SECTION 4.13   CONTRACTS.

                  (a) Other than as set forth (under the appropriate subsection) in Section 4.13(a) of the Parent Disclosure Schedule neither Parent nor any Parent Subsidiary is bound by any:

                  (i) employment, consulting, termination or severance agreement, contract or commitment with any officer, director or higher level employee, or member of Parent's Board of Directors;

                  (ii) agreement, contract or commitment containing any covenant limiting the right of Parent or any Parent Subsidiary to engage in any line of business, acquire any property, distribute any product or provide any service (including geographic restrictions) or to compete with any person or granting any exclusive distribution rights;

                  (iii) agreement, contract or commitment (i) relating to the disposition or acquisition by Parent or any Parent Subsidiary after the date of this Agreement of assets not in the ordinary course of business, (ii) relating to the acquisition by Parent of any Parent Subsidiary of any other entity, whether by means of merger, consolidation, purchase of assets or otherwise, or
(iii) pursuant to which Parent or any Parent Subsidiary has any ownership interest in any corporation, partnership, joint venture or other business enterprise (other than the Parent Subsidiaries) that is material to Parent's business as currently conducted;

                  (iv) joint venture, stockholder, partnership or other agreement relating to any equity ownership or profit interest;

                  (v) contract relating to any outstanding commitment for capital expenditures in excess of $50,000;

                  (vi) indenture, mortgage, promissory note, loan agreement, credit agreement, security agreement, guarantee of borrowed money or other agreement or instrument relating to the borrowing of money or extension of credit in excess of $50,000;

                  (vii) contract providing for an "earn-out" or other contingent payment by Parent or any Parent Subsidiary involving more than $50,000 over the term of the contract;

                  (viii) contract or agreement which is terminable upon or prohibits a change of ownership or control of Parent or any Parent Subsidiary;

                  (ix) contract providing for the indemnification of any officer, director, employee or agent;

                  (x) contract providing for any obligation of Parent or any Parent Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other person; or

                  (xi) any other agreement, contract, license or commitment that is material to the business of Parent and the Parent Subsidiaries, taken as a whole, as currently conducted or proposed to be conducted.

                  (b) Each agreement, contract or commitment required to be disclosed in the Parent Disclosure Schedule pursuant to clauses (i) through (xi) above or set forth in Section 4.15(a) of the Parent Disclosure Schedule (any such agreement, contract or commitment, a "PARENT MATERIAL CONTRACT") (i) is valid and binding in all material respects on Parent or a

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Parent Subsidiary, as the case may be, and, to the knowledge of Parent, on the other parties thereto, and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence. Neither Parent nor any Parent Subsidiary is in breach or violation of, or default under, any material terms of any Parent Material Contract and, to the knowledge of Parent, no other party to any Parent Material Contract is in breach or violation thereof or default thereunder.

                  (c) Parent has delivered or made available to the Company accurate and complete copies of all Parent Material Contracts identified in
Section 4.13(a) of the Parent Disclosure Schedule, including all amendments thereto. Section 4.13(a) of the Parent Disclosure Schedule provides an accurate description of the terms of each Parent Material Contract that is not in written form.

                  (d) To Parent's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (i) result in a breach or violation of, or default under, any material terms of any Parent Material Contract, (ii) give any entity the right to declare a default, seek damages or exercise any other remedy under any Parent Material Contract, (iii) give any entity the right to accelerate the maturity or performance of any Parent Material Contract or
(iv) give any entity the right to cancel, terminate or modify any Parent Material Contract.

               SECTION 4.14   ENVIRONMENTAL MATTERS.

                  (a) Parent and each Parent Subsidiary (i) is in compliance in all material respects with all applicable Environmental Laws, (ii) holds all material Environmental Permits necessary to conduct Parent's or each Parent Subsidiary's business and (iii) is in compliance with their respective Environmental Permits.

                  (b) Neither Parent nor any Parent Subsidiary has released and, to the knowledge of Parent, no other person has released Hazardous Materials on any real property owned or leased by Parent or any Parent Subsidiary or, during their ownership or occupancy of such property, on any property formerly owned or leased by Parent or any Parent Subsidiary.

                  (c) Neither Parent nor any Parent Subsidiary has received any written request for information, or been notified that it is a potentially responsible party, under CERCLA or any similar Law of any state, locality or any other jurisdiction.

                  (d) To the knowledge of Parent and Merger Sub, neither Parent nor any Parent Subsidiary has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the knowledge of Parent, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto.

                  (e) None of the real property currently or formerly owned or leased by Parent or any Parent Subsidiary is listed or, to the knowledge of Parent, proposed to be listed on the "National Priorities List" under CERCLA, as updated through the date of this Agreement, or any similar list of sites in the United States or any other jurisdiction requiring investigation or cleanup.

               SECTION 4.15   INTELLECTUAL PROPERTY.

                  (a) Each of Parent and the Parent Subsidiaries possesses sufficient and legally enforceable rights (by ownership or license or otherwise) with respect to all Intellectual Property (as defined below) necessary to conduct their respective businesses, as previously or presently conducted, without Infringement, except for such items as have yet to be conceived or developed. "PARENT INTELLECTUAL PROPERTY" means all Intellectual Property owned by or exclusively licensed to Parent or any Parent Subsidiary. With respect to patent rights, moral rights and Mark rights, the representations and warranties of this Section 4.15(a) are made only to Parent's and the Parent Subsidiaries' knowledge and without having conducted any special investigation or patent or trademark search.

                  (b) To the extent included in Parent Intellectual Property,
Section 4.15(b)(i) of the Parent Disclosure Schedule lists (by title, number, jurisdiction and owner) all patents and patent applications; all registered and unregistered Marks and Marks for which registration applications are pending; and all registered and material unregistered copyrights and mask works; and all other issuances, registrations, applications and the like with respect to those or any other IP Rights (collectively, "PARENT SCHEDULED IP"). All items of Parent Scheduled IP (other than pending applications) are valid, enforceable and subsisting to the extent such concepts are applicable, and Company is not aware of any questions or challenges with respect thereto. All filings, registrations and related correspondence in respect of Parent Scheduled IP have been provided to the Company. No cancellation, termination, expiration or abandonment of any item of Parent Scheduled IP (except natural expiration or termination at the end of the full possible term, including extensions and renewals) is anticipated by Parent or any Parent Subsidiary. Except as referenced in written documentation previously provided to the Company (including without limitation file wrappers), neither Parent nor any Parent Subsidiary is aware of any questions or challenges with respect to the patentability of any claims in any pending patent application included in Parent Intellectual Property.

                  (c) Section 4.15(c)(i) of the Parent Disclosure Schedule lists: (i) all licenses, sublicenses and other agreements (written or otherwise) to which Parent or a Parent Subsidiary is a party (or by which it or any Parent Intellectual Property is bound or subject) and pursuant to which any person has been or may be assigned, authorized to use, exercise or exploit ("USE"), granted any license, lien or encumbrance regarding, or given access to any Parent Intellectual Property other than pursuant to (A) written, signed, standard form software licenses and support or maintenance agreements, and (B) nondisclosure or confidentiality agreements, and (C) agreements no longer in effect; and (ii) all licenses, sublicenses and other agreements (written or otherwise) pursuant to which Parent or a Parent Subsidiary has been or may be assigned, granted any license, authorized to Use or incurred any obligation in connection with (A) any third party Intellectual Property that has been or is incorporated or embodied in, or forms all or any part of any previous, current or proposed product, service or Intellectual Property offering of Parent or any Parent Subsidiary or
(B) any Parent Intellectual Property (other than agreements executed by employees and contractors pursuant to Parent's or a Parent Subsidiary's standard form of agreement), (iii) each agreement pursuant to which Parent or a Parent

Subsidiary has deposited or is required to deposit with an escrow agent or any other person all or part of the source code for any product or service previously or currently offered or under development by Parent or any Parent Subsidiary (the "PARENT SOURCE CODE") (other than such agreements which are no longer in effect, if all Parent Source Code deposited with the escrow agent has been returned to Parent or a Parent Subsidiary) and (iv) all consulting or other agreements (written or otherwise) pursuant to which Parent or a Parent Subsidiary either (A) provides services to any person or (B) receives services from any person, other than such agreements pursuant to which Parent or the Parent Subsidiary explicitly, in writing retains or is assigned ownership of any Intellectual Property created pursuant to such arrangement. Except as disclosed on Section 4.15(c)(ii) of the Parent Disclosure Schedule, neither Parent nor any of the Parent Subsidiaries has entered into any agreement to indemnify, hold harmless or defend any other person with respect to any assertion of Infringement or warranting the lack thereof, other than indemnification provisions contained in standard forms of product licenses, distribution agreements, reseller agreements, end user licenses, or other transactions. Any standard form of employee agreement, consulting agreement, product license, distribution agreement, reseller agreement, end user license, or other standard form of agreement has been clearly identified as such and provided to the Company.

                  (d) No event or circumstance has occurred or exists that (with or without notice, consent or the lapse of time) could reasonably be expected to result in, and neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will result in,
(i) the breach or violation of any license, sublicense or other agreement required to be listed in Section 4.15(c)(i) of the Parent Disclosure Schedule,
(ii) the loss or expiration of any material right or option by Parent or any of the Parent Subsidiaries (or the gain thereof by any third party) under any such license, sublicense or other agreement, or (iii) the release, disclosure or delivery to any third party of any Parent Source Code. Further, each license, sublicense and agreement required to be listed on Section 4.15(c)(i) of the Parent Disclosure Schedule shall be considered, for purposes of this Agreement, to be a "PARENT MATERIAL CONTRACT" (as such term is defined and used elsewhere in this Agreement).

                  (e) Except as set forth in Section 4.15(e) of the Parent Disclosure Schedule, there is, to the knowledge of Parent and the Parent Subsidiaries as of the date of this Agreement, no unauthorized Use or disclosure, and no Infringement, of any Parent Intellectual Property by any third party, including, without limitation, any employee or former employee of Parent or any of the Parent Subsidiaries. Except as set forth in Section 4.15(e) of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary has brought or threatened, at any time, any action, suit or proceeding against any third party for any Infringement of any Parent Intellectual Property or any material breach of any license, sublicense or agreement involving Parent Intellectual Property.

                  (f) Except as set forth in Section 4.15(f) of the Parent Disclosure Schedule, Parent and the Parent Subsidiaries have taken reasonable steps to protect and preserve the confidentiality of each item of Parent Intellectual Property with respect to which Parent or any Parent Subsidiary wishes to maintain confidentiality and which is not otherwise disclosed in published patents or patent applications or registered copyrights ("PARENT CONFIDENTIAL INFORMATION"). Except as set forth in Section 4.15(f) of the Parent Disclosure Schedule, all use by and disclosure to employees or others of Parent Confidential Information has been pursuant to the terms of valid and binding written confidentiality and nonuse/restricted-use agreements or agreements that contain similar obligations. Except as set forth in Section 4.15(f) of the Parent Disclosure Schedule, none of Parent or any of the Parent Subsidiaries has disclosed or delivered to any third party, or permitted the disclosure or delivery to any escrow agent or other third party, any Parent Source Code.

                  (g) Except as set forth in Section 4.15(g) of the Parent Disclosure Schedule, Parent and the Parent Subsidiaries collectively own, exclusively, all Intellectual Property that is incorporated or embodied in, or that forms part of, any product or service previously offered or currently being offered or developed by Parent or any Parent Subsidiary. Without limiting the generality of the foregoing, (i) no current or former employee or contractor of Parent or any Parent Subsidiary has any right or interest to or in any such Intellectual Property, and (ii) neither Parent nor any Parent Subsidiary currently has any ongoing or future obligation to pay any license fee, royalty, or other payment to any person with respect to the manufacturing, distribution, modification, marketing, sale or license of any product or service previously offered or currently being offered or developed by Parent or any Parent Subsidiary. Except as set forth in Section 4.15(g) of the Parent Disclosure Schedule, each current and former employee and contractor of Parent or any Parent Subsidiary has executed and delivered (and to Parent's knowledge is in compliance with) an agreement in substantially the form of Parent's standard Proprietary Information and Inventions Agreement (in the case of current or former employees) or Consulting Agreement (in the case of a contractor), which agreements provide valid written assignments to Parent or such Parent Subsidiary of all title and rights to Intellectual Property that is incorporated or embodied in, or that forms part of, any product or service previously offered or currently being offered or developed by Parent or any Parent Subsidiary, except for those current or former employees and contractors whose failure to execute and deliver such an agreement has not and would not have a Parent Material Adverse Effect.

                  (h) Neither Parent nor any Parent Subsidiary has received any communication alleging or suggesting that Parent or any Parent Subsidiary has been or may be (whether in its past, current or proposed business or otherwise) engaged in, liable for or contributing to any Infringement, nor does Parent or any Parent Subsidiary have any reason to expect that any such communication will be forthcoming. To the knowledge of Parent and the Parent Subsidiaries, neither Parent nor any Parent Subsidiary has ever, at any time, infringed, misappropriated, or otherwise violated any IP Right of any other person, nor is there any basis for a claim that Parent or any Parent Subsidiary has infringed, misappropriated or otherwise violated any IP Right of any other person.

                  (i) Except as set forth in Section 4.15(i) of the Parent Disclosure Schedule, none of Parent or the Parent Subsidiaries is aware that any of its employees or contractors is obligated under any agreement, commitment, judgment, decree, order or otherwise that would conflict with the business of Parent or any Parent Subsidiary or interfere with the use of his or her best efforts to perform his or her duties for Parent and the Parent Subsidiaries.

                  (j) All Parent Software is free of all viruses, worms, trojan horses and other material known infections or intentionally harmful routines and does not contain any bugs, errors, or problems of a material nature that, to Parent's or any Parent Subsidiary's knowledge, could reasonably be expected to disrupt its operation or have an adverse impact on the operation of other software programs or operating systems.

               For purposes of this Agreement:

               "PARENT SOFTWARE" means any Software that (i) is material to the operation of the business of Parent or any Parent Subsidiary, or (ii) previously was or currently is being manufactured, distributed, marketed, sold, or licensed by Parent or any Parent Subsidiary.

                  (k) Parent and the Parent Subsidiaries have obtained all approvals from governmental entities and other regulatory bodies necessary for exporting outside of the United States (by Parent, any Parent Subsidiary or any of their distributors, resellers or customers) any software products previously offered or currently being offered by Parent or any Parent Subsidiary and importing any such products into any country in which they are or have been distributed, sold or licensed for Use, and all such export and import approvals in the United States and throughout the world are valid, current, and in full force and effect.

               SECTION 4.16   TAXES.

                  (a) All Tax returns, statements, reports, declarations and other forms and documents (including without limitation estimated Tax returns and reports and material information returns and reports) required to be filed with any Tax Authority with respect to any Taxable period ending on or before the Closing, by or on behalf of Parent or any Parent Subsidiary (collectively, "PARENT TAX RETURNS" and individually, a "PARENT TAX RETURN"), have been or will be completed and filed when due (including any extensions of such due date) and all amounts shown due on such Parent Tax Returns on or before the Effective Time have been or will be paid on or before such date. The Parent Balance Sheet (i) fully accrues all actual and contingent liabilities for Taxes with respect to all periods through September 30, 2001 and Parent has not and will not incur any Tax liability in excess of the amount reflected (excluding any amount thereof that reflects timing differences between the recognition of income for purposes of U.S. GAAP and for Tax purposes) on the Parent Balance Sheet with respect to such periods, and (ii) properly accrues in accordance with U.S. GAAP all material liabilities for Taxes payable after September 30, 2001, with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Parent Balance Sheet relating to Tax matters is true, complete and accurate in all material respects. Parent has not incurred any material Tax liability since September 30, 2001 other than in the ordinary course of business and Parent has made adequate provisions for all Taxes since that date in accordance with U.S. GAAP on at least a quarterly basis. The adjusted basis of Parent's assets exceed the sum of its liabilities.

                  (b) Parent has withheld and paid to the applicable financial institution or Tax Authority all amounts required to be withheld. To the best knowledge of Parent, no Parent Tax Returns filed with respect to Taxable years through the Taxable year ended December 31, 2001 in the case of the United States, have been examined and closed. Parent (or any member of any affiliated or combined group of which Parent has been a member) has not granted any extension or waiver of the limitation period applicable to any Parent Tax Returns that is still in effect and there is no material claim, audit, action, suit, proceeding, or (to the knowledge of Parent) investigation now pending or threatened against or with respect to Parent in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax Authority has been received by Parent, and there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax Authority that could, if determined adversely to Parent, materially and adversely affect the liability of Parent for Taxes. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Parent. Parent has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. Parent is not a party to any Tax exemption or other Tax-sharing agreement or subject to an order of a foreign government, and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax-sharing agreement or order. Neither Parent nor any person on behalf of Parent has entered into or will enter into any agreement or consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax Law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax Law) apply to any disposition of any asset owned by Parent. None of the assets of Parent is property that Parent is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the assets of Parent directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code. None of the assets of Parent is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Parent has not made and will not make a deemed dividend election under Treas. Reg. Section 1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code. Parent has never been a party (either as a distributing corporation, a distributed corporation or otherwise) to any transaction intended to qualify under Section 355 of the Code or any corresponding provision of state Law. Parent has not participated in (and will not participate in) an international boycott within the meaning of Section 999 of the Code. Parent does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country and Parent has not engaged in a trade or business within any foreign country. Parent has never elected to be treated as an S-corporation under Section 1362 of the Code or any corresponding provision of Federal or state Law. All material elections with respect to Parent's Taxes made during the fiscal years ending December 31, 1998, 1999 and 2000 are reflected on the Parent Tax Returns for such periods, copies of which have been provided to Parent. After the date of this Agreement, no material election with respect to Taxes will be made without the prior written consent of the Company, which consent will not be unreasonably withheld or delayed. Parent is not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for Federal income tax purposes. Parent is not currently and never has been subject to the reporting requirements of Section 6038A of the Code. There is no agreement, contract or arrangement to which Parent is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 280G (as determined without regard to Section 280G(b)(4)), 162 (other than 162(a)) or 404 of the Code. Parent is not a party to any Contract, nor does it have any obligations (current or contingent) to compensate any person for excise taxes paid pursuant to Section 4999 of the Code. Parent is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of Federal Law as a result of being a member of a group filing consolidated Parent Tax Returns, under operation of certain state Laws as a result of being a member of a unitary group, or under comparable Laws of other states or foreign jurisdictions) that includes a party other than Parent nor does Parent owe any amount under any such agreement. Parent has previously provided or made available to the Company true and correct copies of all income, franchise, and Parent Tax Returns regarding sales tax, and, as reasonably requested by the Company, prior to or following the date hereof, presently existing information statements and reports. Parent is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Parent is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 879(c)(1)(A)(ii) of the Code. Other than by reason of the Merger, Parent has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions, events or accounting methods employed prior to the Merger.

                  (c) As used in this Section 4.16, the term "Parent" means Parent and any entity included in, or required under U.S. GAAP to be included in, any of the Parent Financial Statements.

               SECTION 4.17 VOTE REQUIRED. The only vote of Parent stockholders required to approve the Share Issuance is the vote prescribed by Marketplace Rule 4350 of the National Association of Securities Dealers, Inc. (as such rule may be amended after the date hereof, the "NASD Rule")(the "Parent Stockholder Approval"). The Parent Stockholder Approval is the only vote of holders of any class or series of the capital stock of Parent necessary for Parent to effect the Merger and the transactions contemplated in this Agreement. The only vote of Parent Stockholders required to approve the amendment and restatement of the Amended and Restated Certificate of Incorporation of Parent renaming Parent as Captiva Software Corporation (the "PARENT CHARTER AMENDMENT") is the affirmative vote of the holders of at least a majority of the outstanding shares of Parent Common Stock voting in favor of the approval of the Parent Charter Amendment.

               SECTION 4.18   ASSETS; ABSENCE OF LIENS AND ENCUMBRANCES.

                  (a) Neither Parent nor any of the Parent Subsidiaries owns any real property. Section 4.18 of the Parent Disclosure Schedule lists all real property leases to which Parent or any Parent Subsidiary is a party and each amendment thereto (all such leases, as amended, being the "PARENT LEASES"), and with respect to each such lease, the aggregate monthly rent payable thereunder and the expiration date thereof. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a material claim. Neither Parent nor any of the Parent Subsidiaries have subleased or otherwise granted rights of use or occupancy of any of the premises subject to such leases to any other persons. Other than leaseholds created under the real property leases identified in
Section 4.18(a) of the Parent Disclosure Schedule, Parent and the Parent Subsidiaries have no leasehold interest in any real property.

                  (b) Parent and each Parent Subsidiary own, lease or have the legal right to use all of the material assets, including, without limitation, personal property (other than Intellectual Property, which is covered by Section
4.15 hereof), used or intended to be used in the conduct of the business of Parent or such Parent Subsidiary or otherwise owned, leased or used by Parent or such Parent Subsidiary and, with respect to contract rights, is a party to and enjoys the right to the benefits of all material contracts, agreements and other arrangements used or intended to be used by Parent or such Parent Subsidiary in or relating to the conduct of the business of Parent and each Parent Subsidiary (all such properties, assets and contract rights, together with the Parent Leases, being the "PARENT ASSETS").

                  (c) Parent and each Parent Subsidiary have good and marketable title to, or, in the case of leased or subleased Parent Assets, valid and subsisting leasehold interests in, all the Parent Assets, free and clear of all Liens except for (x) Liens for current Taxes not yet due and payable, and (y) Liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value, or materially interfere with the present or contemplated use, of the Parent Assets subject thereto or affected thereby. The equipment of Parent and the Parent Subsidiaries used in the operations of their business is, taken as a whole, in good operating condition and repair, ordinary wear and tear excepted.

               SECTION 4.19   CERTAIN INTERESTS. Except as disclosed in
Parent SEC Reports, no event has occurred that would be required to be reported currently by Parent as a Certain Relationship or Related Transaction pursuant to
Item 404 of Regulation S-K promulgated under the Securities Act.

               SECTION 4.20 INSURANCE POLICIES. True and complete copies of all insurance policies to which Parent or any Parent Subsidiary is a party or is a beneficiary or named insured such policies have been provided or made available to the Company. Except as set forth in Section 4.20 of the Parent Disclosure Schedule, there have been no material claim or series of claims made under such insurance policies within the past three years. All premiums due on such policies have been paid, and, to Parent's knowledge, Parent and each Parent Subsidiary is otherwise in compliance with the terms of such policies. Neither Parent nor any Parent Subsidiary has failed to give any notice or present any material claim under any such policy in a timely fashion, except where such failure would not prejudice Parent's or any Parent Subsidiary's ability to make such a claim. Such insurance to the date hereof has been maintained in full force and effect and not been canceled or changed, except to extend the maturity dates thereof. Neither Parent nor any Parent Subsidiary has any knowledge of any actual or possible (i) cancellation or threatened termination of any insurance policy, (ii) refusal of any coverage or rejection of any claim under any insurance policy or (iii) material premium increase with respect to any insurance policy.

               SECTION 4.21 BROKERS. No broker, finder or investment banker (other than the Parent Financial Advisor (as defined in Section 4.27)) is entitled to any brokerage, finder's or other fee or commission in connection with the origination, negotiation or execution of this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any Parent Subsidiary.

               SECTION 4.22 STATE TAKEOVER STATUTES. The Board of Directors of Parent has taken all action necessary to ensure that any restrictions on business combinations contained in the DGCL will not apply to the Merger and the other transactions contemplated by this Agreement. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation or any anti-takeover provision in Parent's Certificate of Incorporation or Bylaws is, or at the Effective Time will be, applicable to Parent, the shares of Parent Stock, the Merger or the other transactions contemplated by this Agreement.

               SECTION 4.23 CUSTOMERS AND SUPPLIERS. No customer who individually accounted for more than 10% of Parent's consolidated gross revenues during the fiscal years ended December 31, 1999 and 2000 and the most recent fiscal quarter ended September 30, 2001 has, within the past 12 months, cancelled or otherwise terminated, or made any threat to cancel or terminate, its relationship with Parent or any Parent Subsidiary, or decreased materially its usage of Parent's or any Parent Subsidiary's services or products.

               SECTION 4.24 POWERS OF ATTORNEY. Except for powers of attorney regarding immaterial matters, there are no outstanding powers of attorney executed on behalf of Parent or any Parent Subsidiary.

               SECTION 4.25 OFFERS. Parent has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of any acquisition, merger, consolidation or sale of all substantially all of the assets of Parent and the Parent Subsidiaries with parties other than the Company.

               SECTION 4.26 BOOKS AND RECORDS. The minute books and other similar records of Parent and each Parent Subsidiary contain complete and accurate records of all actions taken at any meetings of Parent's or each Parent Subsidiary's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holder of any such meeting. The books and records of Parent and each Parent Subsidiary accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of Parent and the Parent Subsidiaries and have been maintained in accordance with good business and bookkeeping practices.

               SECTION 4.27 OPINION OF FINANCIAL ADVISOR. Parent has received the written opinion of Pacific Crest Securities Inc. (the "PARENT FINANCIAL ADVISOR"), dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the Parent stockholders from a financial point of view, a copy of which opinion will be delivered to Parent promptly after the date of this Agreement.

               SECTION 4.28 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed by Parent solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. Merger Sub has no liabilities and, except for a subscription agreement pursuant to which all of its authorized capital stock was issued to Parent, is not a party to any agreement other than this Agreement and agreements with respect to the appointment of registered agents and similar matters.

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               SECTION 4.29   RIGHTS AGREEMENT. Neither the execution,
delivery and performance of this Agreement and the Parent Voting Agreement, nor the consummation of the Merger and the Share Issuance will result in or cause
(i) any person to become or be deemed to become an Acquiring Person within the meaning, and pursuant to the terms, of that certain Rights Agreement, dated as of September 9, 1997 between Parent (f/k/a Cornerstone Imaging, Inc.) and EquiServe Trust Company, N.A., as rights agent (as has been amended from time to time, the "RIGHTS AGREEMENT"), (ii) the occurrence of a Stock Acquisition Date or a Distribution Date, in each case as defined in, and pursuant to the terms of, the Rights Agreement, or (iii) the occurrence of a Flip-in Event, as defined in, and pursuant to the terms of, the Rights Agreement.

                                    ARTICLE V

                    CONDUCT OF BUSINESSES PENDING THE MERGER

               SECTION 5.01   CONDUCT OF THE COMPANY PENDING THE MERGER.
During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time (the "PRE-CLOSING PERIOD"), the Company agrees, and shall cause each Subsidiary (except to the extent that Parent shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course and in substantially the same manner as previously conducted, to pay its debts and Taxes when due, (subject to good faith disputes over such debts or Taxes), to pay or perform other obligations when due and, to the extent consistent with such business, use commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and consultants and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses would not be materially impaired at the Effective Time. The Company shall promptly notify Parent of any event or occurrence not in the ordinary course of business of Company.

               By way of amplification and not limitation, except as specifically contemplated by this Agreement or as specifically set forth in
Section 5.01 of the Company Disclosure Schedule, neither the Company nor any Subsidiary shall during the Pre-Closing Period directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

                  (a) amend or otherwise change its Articles of Incorporation or Bylaws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, grant, encumber, authorize or propose the issuance, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Subsidiary, except (A) pursuant to the terms of options, warrants or preferred stock outstanding on the date of this Agreement, (B) the grant and exercise of new options to purchase Company Common Stock during the Pre-Closing Period to any employee hired during the Pre-Closing Period consistent with past practice up to that number of shares in the aggregate of Company Common Stock that will be exchangeable for

25,000 shares of Parent Common Stock in the Merger or (C) as disclosed in
Section 5.01(b) of the Company Disclosure Schedule;

                  (c) sell, lease, license, pledge, grant, encumber or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to its business, except in the ordinary course of business, consistent with past practice;

                  (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (e) split, combine, subdivide, redeem or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

                  (f) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest or any assets in any corporation, partnership, other business organization or any division thereof;

                  (g) institute or settle any Company Legal Proceeding requiring a payment in excess of $25,000 individually or $75,000 in the aggregate;

                  (h) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances;

                  (i) authorize any capital expenditure in excess of $25,000, individually or $75,000 in the aggregate;

                  (j) enter into any lease or contract for the purchase or sale of any property, real or personal except in the ordinary course of business, consistent with past practice;

                  (k) waive or release any material right or claim, except in the ordinary course of business, consistent with past practice;

                  (l) (i) increase, or agree to increase, the compensation payable, or to become payable, to its officers or employees, except for increases in accordance with past practice in salaries or wages of its employees who are not its officers, (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other Company Plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, or (iv) make (or become obligated to make) any bonus payments to any of its officers or employees unless such payments are reflected in the Company Balance Sheet; PROVIDED,

HOWEVER, that the foregoing provisions of this subsection shall not apply to any amendments to employee benefit plans described in Section 3(3) of ERISA that may be required by Law;

                  (m) accelerate, amend or change the period of exercisability or the vesting schedule of restricted stock or Company Options granted under any option plan, employee stock plan or other agreement or authorize cash payments in exchange for any Company Options granted under any of such plans except as specifically required by the terms of such plans or any such agreement or any related agreement in effect as of the date of this Agreement and disclosed in the Company Disclosure Schedule;

                  (n) except in the ordinary course of business and consistent with past practice, extend any offers of employment to potential employees, consultants or independent contractors with an annual salary in excess of $100,000 or terminate any existing employment relationships without cause;

                  (o) amend or terminate any Company Material Contract;

                  (p) enter into, amend or terminate any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.01;

                  (q) other than in the ordinary course of business consistent with past practice, enter into any licensing, distribution, OEM agreements, sponsorship, advertising, merchant program or other similar contracts, agreements or obligations that may not be cancelled without penalties by the Company upon notice of 30 days or less;

                  (r) enter into any contract or agreement material to the business, results of operations or financial condition of the Company, other than sales contracts in the ordinary course of business;

                  (s) take any action, other than reasonable and usual action in the ordinary course of business, consistent with past practice, with respect to accounting policies, principles or procedures;

                  (t) make or change any material Tax or accounting election, change any annual accounting period, adopt or change any accounting method, file any amended Company Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company or any Subsidiary, surrender any right to claim refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any Subsidiary, or take any other action or omit to take any action that would have the effect of increasing the Tax liability of the Company or any Subsidiary or Parent;

                  (u) (i) sell, assign, lease, terminate, abandon, transfer, permit to be encumbered or otherwise dispose of or grant any security interest in and to any item of the Company Intellectual Property, in whole or in part,
(ii) grant any license with respect to any Company Intellectual Property, other than a license of Company Software granted to customers of the Company or any Subsidiary to whom the Company or any Subsidiary licenses such

Company Software in the ordinary course of business, (iii) develop, create or invent any Intellectual Property jointly with any third party, or (iv) disclose, or allow to be disclosed, any confidential Company Intellectual Property, unless such Company Intellectual Property is subject to a confidentiality or non-disclosure covenant protecting against disclosure thereof;

                  (v) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

                  (w) take any action or fail to take any action that would cause there to be a Company Material Adverse Effect;

                  (x) permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent;

                  (y) write off as uncollectible, or establish any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $25,000 with respect to a single matter, or in excess of $50,000 in the aggregate; or

                  (z) take, or agree in writing or otherwise to take any of the actions described in subsections (a) through (y) above, or any action which is reasonably likely to cause any of the conditions set forth in Section 7.01 or
Section 7.02 not to be able to be satisfied prior to the Termination Date.

               SECTION 5.02 COMPANY LITIGATION. The Company shall notify Parent in writing promptly after learning of any claim, action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or other Governmental Entity initiated by it or against it, or known by the Company to be threatened against the Company or any of its officers, directors, employees or stockholders in their capacity as such.

               SECTION 5.03 COMPANY NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate such that the condition contained in
Section 7.02(a) would not be satisfied or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied such that the condition contained in Section 7.02(b) would not be satisfied and (ii) any failure or inability of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder such that the condition contained in Section 7.02(b) would not be satisfied; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.03 shall not limit or otherwise affect the remedies available hereunder to Parent.

               SECTION 5.04 CONDUCT OF BUSINESS BY PARENT AND THE PARENT SUBSIDIARIES PENDING THE MERGER. During the Pre-Closing Period, Parent agrees, and shall cause each Parent Subsidiary (except to the extent that the Company shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course and in substantially the same manner as previously conducted, to pay its debts and Taxes when due, (subject to good faith disputes over such debts or Taxes), to pay or perform other obligations when due and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and consultants and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses would be unimpaired at the Effective Time. Parent shall promptly notify the Company of any event or occurrence not in the ordinary course of business of Parent.

               By way of amplification and not limitation, except as specifically contemplated by this Agreement or as specifically set forth in
Section 5.04 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of the Company which consent shall not be unreasonably withheld:

                  (a) amend or otherwise change its Certificate of Incorporation or Bylaws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, grant, encumber, authorize or propose the issuance, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or any other ownership interest (including, without limitation, any phantom interest), of Parent or any Parent Subsidiary, except
(A) pursuant to the terms of options, warrants or preferred stock outstanding on the date of this Agreement or (B) the grant and exercise of new options to purchase Parent Common Stock during the Pre-Closing Period to any employee hired during the Pre-Closing Period consistent with past practice up to 25,000 shares of Parent Common Stock.

                  (c) sell, lease, license, pledge, grant, encumber or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to its business, except in the ordinary course of business, consistent with past practice;

                  (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (e) split, combine, subdivide, redeem or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

                  (f) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest or any assets in any corporation, partnership, other business organization or any division thereof;

                  (g) institute or settle any Parent Legal Proceeding requiring a payment of $25,000 individually or $75,000 in the aggregate;

                  (h) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances;

                  (i) authorize any capital expenditure in excess of $25,000, individually or $75,000 in the aggregate;

                  (j) enter into any lease or contract for the purchase or sale of any property, real or personal except in the ordinary course of business, consistent with past practice;

                  (k) waive or release any material right or claim, except in the ordinary course of business, consistent with past practice;

                  (l) (i) increase, or agree to increase, the compensation payable, or to become payable, to its officers or employees, except for increases in accordance with past practice in salaries or wages of its employees who are not its officers, (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other Parent Plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, or
(iv) make (or become obligated to make) any bonus payments to any of its officers or employees unless such payments are reflected in the Parent Balance Sheet; PROVIDED, HOWEVER, that the foregoing provisions of this subsection shall not apply to any amendments to employee benefit plans described in Section 3(3) of ERISA that may be required by Law;

                  (m) accelerate, amend or change the period of exercisability or the vesting schedule of restricted stock or Parent Options granted under any option plan, employee stock plan or other agreement or authorize cash payments in exchange for any Parent Options granted under any of such plans except as specifically required by the terms of such plans or any such agreement or any related agreement in effect as of the date of this Agreement and disclosed in the Parent Disclosure Schedule;

                  (n) extend any offers of employment to potential employees, consultants or independent contractors with an annual salary in excess of $100,000 or terminate any existing employment relationships without cause;

                  (o) amend or terminate any Parent Material Contract;

                  (p) enter into, amend or terminate any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.04;

                  (q) other than in the ordinary course of business consistent with past practice, enter into any licensing, distribution, OEM agreements, sponsorship, advertising, merchant program or other similar contracts, agreements or obligations that may not be cancelled without penalties by the Company upon notice of 30 days or less;

                  (r) enter into any contract or agreement material to the business, results of operations or financial condition of Parent, other than sales Contracts in the ordinary course of business;

                  (s) take any action, other than reasonable and usual action in the ordinary course of business, consistent with past practice, with respect to accounting policies, principles or procedures;

                  (t) make or change any material Tax or accounting election, change any annual accounting period, adopt or change any accounting method, file any amended Parent Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to Parent or any Parent Subsidiary, surrender any right to claim refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Parent or any Parent Subsidiary, or take any other action or omit to take any action that would have the effect of increasing the Tax liability of Parent;

                  (u) (i) sell, assign, lease, terminate, abandon, transfer, permit to be encumbered or otherwise dispose of or grant any security interest in and to any item of the Parent Intellectual Property, in whole or in part,
(ii) grant any license with respect to any Parent Intellectual Property, other than a license of Parent Software granted to customers of Parent or any Parent Subsidiary to whom Parent or any Parent Subsidiary licenses such Parent Software in the ordinary course of business, (iii) develop, create or invent any Intellectual Property jointly with any third party, or (iv) disclose, or allow to be disclosed, any confidential Parent Intellectual Property, unless such Parent Intellectual Property is subject to a confidentiality or non-disclosure covenant protecting against disclosure thereof;

                  (v) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

                  (w) take any action or fail to take any action that would cause there to be a Parent Material Adverse Effect;

                  (x) permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent;

                  (y) write off as uncollectible, or establish any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $25,000 with respect to a single matter, or in excess of $50,000 in the aggregate; or

                  (z) take, or agree in writing or otherwise to take, or intentionally omit to take, any of the actions described in subsections (a) through (y) above, or any action which is reasonably likely to cause any of the conditions set forth in Section 7.01 or Section 7.02 not to be able to be satisfied prior to the Termination Date.

               SECTION 5.05 PARENT LITIGATION. Parent shall notify the Company in writing promptly after learning of any claim, action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or other Governmental

Entity initiated by it or against it, or known by Parent to be threatened against Parent or any of its officers, directors, employees or stockholders in their capacity as such.

               SECTION 5.06 PARENT NOTIFICATION OF CERTAIN MATTERS. Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate such that the condition contained in
Section 7.01(a) would not be satisfied or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied such that the condition contained in Section 7.01(b) would not be satisfied and (ii) any failure or inability of Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder such that the condition contained in Section 7.01(b) would not be satisfied; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.06 shall not limit or otherwise affect the remedies available hereunder to the Company.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

               SECTION 6.01   REGISTRATION STATEMENT; JOINT PROXY STATEMENT.

                  (a) As promptly as practicable after the execution of this Agreement, (i) Parent and the Company shall prepare and Parent shall file with the SEC a joint proxy statement (together with any amendments thereof or supplements thereto, the "JOINT PROXY STATEMENT") relating to the respective meetings of the Company shareholders (the "COMPANY SHAREHOLDERS' MEETING") to be held to consider approval of the Company Charter Amendment, the Merger and this Agreement (including the principal terms hereof) and of the Parent stockholders (the "PARENT STOCKHOLDERS' MEETING") to be held to consider approval of the Share Issuance and the Parent Charter Amendment and (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments and supplements thereto, the "REGISTRATION STATEMENT") in which the Joint Proxy Statement shall be included as part of the prospectus, in connection with the registration under the Securities Act of the Parent Shares to be issued to the shareholders of the Company pursuant to the Merger. Each of Parent and the Company shall use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and prior to the effective date of the Registration Statement. Prior to the Effective Time, Parent shall use its reasonable best efforts to obtain all applicable approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified as may be required under the securities law of every jurisdiction of the United States in which any registered holder of Company Shares has an address of record on the record date for determining the shareholders entitled to notice of and to vote at the Company Shareholders' Meeting. Each of Parent and the Company shall furnish all information concerning itself as the other may reasonably request in connection with such actions and the preparation of the Registration Statement and Joint Proxy Statement. As promptly as practicable, but in no event later than the third business day, after the Registration Statement shall have become effective, each of Parent and the Company shall mail or cause to be mailed the Joint Proxy Statement to their respective stockholders. The Registration Statement shall register for resale the shares of Parent Common Stock received in the Merger by each affiliate

(within the meaning of Rule 145 of the Securities Act) of the Company that is not an affiliate (within the meaning of Rule 144 of the Securities Act) of Parent immediately following the Effective Time, and shall include the information required by Item 7 of Form S-4 and Item 507 of Regulation S-K under the Securities Act for the benefit of such affiliates as selling stockholders of the number of shares of Parent Common Stock received in the Merger. If required by applicable Legal Requirements after the Effective Time, Parent shall file a post-effective amendment on Form S-3 to the Registration Statement (the "S-3 AMENDMENT") which shall include a resale prospectus for the selling stockholders of the number of shares of Parent Common Stock received by them in the Merger, and Parent shall keep the S-3 Amendment effective until the earlier of one year after the Effective Time or the date of final sale by the selling stockholders of all shares of Parent Common Stock registered on the S-3 Amendment.

                  (b) Subject to paragraph (c) of this Section 6.01, the Joint Proxy Statement shall include the unanimous recommendation of the Board of Directors of the Company to the shareholders of the Company to vote in favor of approving the Company Charter Amendment, this Agreement (including the principal terms hereof) and the Merger (the "COMPANY BOARD RECOMMENDATION") and neither the Board of Directors of the Company nor any committee thereof shall withhold, withdraw, amend, modify or change, or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to Parent, the Company Board Recommendation. For purposes of this Agreement, the Company Board Recommendation shall be deemed to have been modified in a manner adverse to Parent if such recommendation shall no longer be unanimous.

                  (c) Prior to the approval of this Agreement and the approval of the Merger by the requisite vote of the shareholders of the Company, nothing in this Agreement shall prevent the Company's Board of Directors from withholding, withdrawing, amending, modifying or changing the Company Board Recommendation if (i) a Company Superior Proposal (as defined in Section 6.05(c) below) is made to the Company and is not withdrawn, (ii) the Company shall have promptly, but in no event more than 24 hours after receiving such Company Superior Proposal, provided written notice to Parent advising Parent that the Company has received a Company Superior Proposal, specifying the terms and conditions of such Company Superior Proposal in reasonable detail and identifying the person or entity making such Company Superior Proposal (a "NOTICE OF COMPANY SUPERIOR PROPOSAL"), (iii) Parent shall not have, within five business days of Parent's receipt of the Notice of Company Superior Proposal, made an offer that the Company's Board of Directors by a majority vote determines in its good faith judgment to be at least as favorable to the Company and its shareholders as such Company Superior Proposal (it being agreed that the Company's Board of Directors shall convene a meeting to consider any such offer by Parent promptly following the receipt thereof), (iv) the Board of Directors of the Company concludes in good faith, after consultation with its outside legal counsel, that, in light of such Superior Proposal, the failure to withhold, withdraw, amend, modify or change such recommendation would create a substantial risk of liability for breach of its fiduciary obligations to the Company and its shareholders under applicable Law and (v) the Company shall not have violated any of the restrictions set forth in Section 6.05 and shall have complied with this Section 6.01(c). The Company shall provide Parent with reasonable advance notice of any meeting of the Company's Board of Directors (PROVIDED that in no event shall such notice be given less than 36 hours prior to any such meeting) at which the Company's Board of Directors is reasonably expected to consider any Company Acquisition Transaction (as defined in Section 6.05(b) below). Subject to applicable Law, nothing contained in this Section 6.01(c) shall limit the Company's obligation to convene and hold the Company Shareholders' Meeting (regardless of whether the Company Board Recommendation shall have been withheld, withdrawn, amended, modified or changed).

                  (d) Subject to paragraph (e) of this Section 6.01, the Joint Proxy Statement shall include the unanimous recommendation of the Board of Directors of Parent to the stockholders of Parent to vote in favor of the Share Issuance and the Parent Charter Amendment (the "PARENT BOARD RECOMMENDATION") and neither the Board of Directors of Parent nor any committee thereof shall withhold, withdraw, amend, modify or change, or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to the Company, the Parent Board Recommendation. For purposes of this Agreement, such recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to the Company if such recommendation shall no longer be unanimous.

                  (e) Prior to the adoption and approval of this Agreement and the approval of the Merger by the requisite vote of the stockholders of Parent, nothing in this Agreement shall prevent the Parent's Board of Directors from withholding, withdrawing, amending, modifying or changing the Parent Board Recommendation if (i) a Parent Superior Proposal (as defined in Section 6.06(c) below) is made to Parent and is not withdrawn, (ii) Parent shall have promptly, but in no event more than 24 hours after receiving such Company Superior Proposal, provided written notice to the Company advising the Company that Parent has received a Parent Superior Proposal, specifying the terms and conditions of such Parent Superior Proposal in reasonable detail and identifying the person or entity making such Parent Superior Proposal (a "NOTICE OF PARENT SUPERIOR PROPOSAL"), (iii) the Company shall not have, within five business days of the Company's receipt of the Notice of Parent Superior Proposal, made an offer that the Parent's Board of Directors by a majority vote determines in its good faith judgment (based on the written advice of a reputable financial advisor) to be at least as favorable to Parent and its stockholders as such Parent Superior Proposal (it being agreed that the Parent's Board of Directors shall convene a meeting to consider any such offer by the Company promptly following the receipt thereof), (iv) the Board of Directors of Parent concludes in good faith, after consultation with its outside legal counsel, that, in light of such Parent Superior Proposal, the failure to withhold, withdraw, amend, modify or change such recommendation would create a substantial risk of liability for breach of its fiduciary obligations to Parent and its stockholders under applicable Law and (v) Parent shall not have violated any of the restrictions set forth in Section 6.06 and shall have complied with this Section 6.01(e). Parent shall provide the Company with reasonable advance notice of any meeting of the Parent's Board of Directors at which the Parent's Board of Directors (PROVIDED that in no event shall such notice be given less than 36 hours prior to any such meeting) is reasonably expected to consider any Parent Acquisition Transaction (as defined in Section 6.06(b) below). Subject to applicable Law, nothing contained in this Section 6.01(e) shall limit the Parent's obligation to convene and hold the Parent Stockholders' Meeting (regardless of whether the Parent Board Recommendation shall have been withheld, withdrawn, amended, modified or changed).

                  (f) Subject to Sections 6.01(c) and (e) with respect to the Company Board Recommendation or the Parent Board Recommendation, no amendment or supplement to the Joint Proxy Statement or the Registration Statement will be made by Parent or the Company

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

without the approval of the other party (such approval not to be unreasonably withheld or delayed). Each of Parent and the Company will advise the other, promptly after it receives notice thereof, of the time the SEC has issued formal comments to the Registration Statement, of the time at which the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

                  (g) The information supplied by Parent for inclusion in the Registration Statement and the Joint Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) any time the Joint Proxy Statement is mailed to the stockholders of the Company and/or Parent, (iii) the time of the Company Shareholders' Meeting, (iv) the time of the Parent Stockholders' Meeting, and (v) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, that should be set forth in an amendment or a supplement to the Registration Statement or Joint Proxy Statement is discovered by Parent, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

                  (h) The information supplied by the Company for inclusion in the Registration Statement and the Joint Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) any time the Joint Proxy Statement is mailed to the stockholders of the Company and/or Parent,
(iii) the time of the Company Shareholders' Meeting, (iv) the time of the Parent Stockholders' Meeting and (v) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, that should be set forth in an amendment or a supplement to the Registration Statement or Joint Proxy Statement is discovered by the Company, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

                  (i) At or prior to the filing of the Form S-4 Registration Statement, Parent, Merger Sub and the Company shall execute and deliver to Gunderson Dettmer and Cooley Godward certificates as contemplated in Section
6.09 of this Agreement. At the Effective Time, Parent, Merger Sub and the Company shall each confirm to Gunderson Dettmer and Cooley Godward the accuracy and completeness as of the Effective Time of the certificates delivered pursuant to the immediately preceding sentence. Following delivery of such

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certificates, each of Parent and the Company shall use its reasonable efforts to cause Gunderson Dettmer and Cooley Godward, respectively, to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely of the certificates referred to in this Section 6.02(i).

               SECTION 6.02 COMPANY SHAREHOLDERS' MEETING. The Company shall (i) call and hold the Company Shareholders' Meeting as promptly as practicable for the purpose of voting upon the approval of the Company Charter Amendment, this Agreement (including the principal terms hereof) and the Merger; IT BEING EXPRESSLY UNDERSTOOD that the shareholder approval of the Merger and the shareholder approval of the Company Charter Amendment shall be contingent upon each other, (ii) use its reasonable best efforts to hold the Company Shareholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective and (iii) shall in any event hold such Company Shareholders' Meeting within 45 days after the date on which the Registration Statement becomes effective. The Company shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the approval of the Merger and this Agreement (including the principal terms hereof), and shall take all other commercially reasonable action necessary or advisable to secure the vote or consent of stockholders required by the CGCL, to obtain such approvals, in each case in compliance with applicable Laws.

               SECTION 6.03 PARENT STOCKHOLDERS' MEETING. Parent shall (i) call and hold the Parent Stockholders' Meeting as promptly as practicable for the purpose of obtaining the approval of the Share Issuance and the Parent Charter Amendment by the Parent stockholders, (ii) use its reasonable best efforts to hold the Parent Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective and (iii) shall in any event hold such Parent Stockholders' Meeting within 45 days after the date on which the Registration Statement becomes effective. Parent shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the Share Issuance and the Parent Charter Amendment, and shall take all other commercially reasonable action necessary or advisable to secure the vote or consent of stockholders required by the NASD Rule, to obtain such approval in compliance with applicable Laws.

               SECTION 6.04 ACCESS TO INFORMATION; CONFIDENTIALITY; LEGAL PROCEEDINGS

                  (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or the Company or any of their subsidiaries is a party or pursuant to applicable Law, from the date of this Agreement to the Effective Time, each of Parent and the Company shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, subsidiaries, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives, collectively, "REPRESENTATIVES") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of it and its subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of it and its subsidiaries as the other party or its Representatives may reasonably request.

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                  (b) The parties shall comply with, and shall cause their
respective Representatives to comply with, all of their respective obligations under the Non-Disclosure Agreement, dated August 16, 2001, as amended (the "CONFIDENTIALITY AGREEMENT"), between the Company and Parent.

                  (c) No investigation pursuant to this Section 6.04 shall affect any representation or warranty in this Agreement or any condition to the obligations of the parties hereto to consummate the Merger.

                  (d) Each of the Company and Parent shall (1) give the other party prompt notice of the commencement or threat of commencement of any suit, action, investigation or proceeding (each a "LEGAL PROCEEDING") by or before any Person or Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement once such party has knowledge of any such Legal Proceeding, (2) keep the other party informed as to the status of any such Legal Proceeding or threat, and (3) promptly inform the other party of any communication to or from such Person or any Governmental Body regarding the Merger. Except as may be prohibited by any Governmental Body or by any applicable Laws, the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding relating to the Merger or any of the other transactions contemplated by this Agreement. In addition, except (i) as may be prohibited by any Governmental Body or by any applicable Laws or (ii) as could be reasonably expected to limit or restrict either party's ability to claim that any information is subject to the attorney-client privilege, in connection with any Legal Proceeding under or relating to the Merger or any of the other transactions contemplated by this Agreement, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

               SECTION 6.05   NO COMPANY SOLICITATION OF TRANSACTIONS.

                  (a) The Company will not, directly or indirectly, and will instruct its Representatives not to, directly or indirectly, solicit, initiate or encourage (including by means of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or could reasonably be expected to lead to, any Company Acquisition Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Company Acquisition Transaction, or agree to or endorse any Company Acquisition Transaction, or authorize or permit any of its Representatives to take any such action. If any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Company Acquisition Transaction is made, the Company shall notify Parent within 24 hours of the receipt thereof and inform Parent as to the material details of any such proposal, offer, inquiry or contact, including, without limitation, the identity of the party making any such proposal, offer, inquiry or contact, and, if in writing, promptly deliver or cause to be delivered to Parent a copy of such proposal,

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offer, inquiry or contact and any other written material relating thereto. The
Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Company Acquisition Transaction. The Company shall not release any third party (other than Parent) from, or waive any provision of, any confidentiality or standstill agreement to which it is a party and shall use its reasonable best efforts to enforce each such arrangement at the request of Parent. Notwithstanding anything to the contrary in this Section 6.05, the Company's Board of Directors may furnish information to, and enter into discussions with, a person who has made (and has not withdrawn) an unsolicited, written, bona fide proposal or offer regarding a Company Acquisition Transaction if the Company's Board of Directors has (i) reasonably concluded after consultation with a reputable financial advisor that such proposal or offer could reasonably be expected to lead to a Company Superior Proposal (as defined below), (ii) reasonably concluded, after consultation with its outside legal counsel, that, in light of such Company Superior Proposal, the failure to furnish such information or enter into discussions would create a substantial risk of liability for breach of its fiduciary obligations to the Company and its stockholders under applicable Law, (iii) provided written notice to Parent of its intent to furnish information or enter into discussions with such person at least three business days prior to taking any such action and (iv) obtained from such person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the Non-Disclosure Agreement; PROVIDED, HOWEVER, that no information may be furnished and no discussions may be entered into in the event that the Company has taken any actions inconsistent with this
Section 6.05(a); PROVIDED FURTHER, HOWEVER, that the Company's Board of Directors shall furnish to Parent all information provided to the person who has made the Company Superior Proposal to the extent that such information has not been previously provided to Parent and shall keep Parent promptly and reasonably informed as to the status of any discussions regarding such Company Superior Proposal. The Company shall not be entitled to enter into any letter of intent or similar document or any agreement (other than a confidentiality agreement as permitted by this Section 6.05) contemplation or otherwise relating to a Company Superior Proposal unless and until this Agreement is terminated pursuant to
Article VIII hereof and the Company has paid in cash to Parent all amounts due pursuant to Section 8.05. Without limiting the generality of the foregoing, for all purposes under this Agreement other than clause (vi) of Section 8.01(d), the Company acknowledges and agrees that any violation of any of the restrictions set forth in this Section 6.05 by any Representative of the Company, whether or not such Representative is purporting to act on behalf of any of the Company, shall be deemed to constitute a breach of this Section 6.05 by the Company.

                  (b) For purposes of this Agreement, a "COMPANY ACQUISITION TRANSACTION" means any of the following involving the Company (other than the Merger and the other transactions contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of the Company and the Company Subsidiaries, taken as a whole; (iii) a tender offer or exchange offer for, or any offer to purchase directly from the Company, 20% or more of the outstanding voting securities of the Company; (iv) any solicitation in opposition to approval by the Company shareholders of this Agreement or the Company Charter Amendment; or (v) any liquidation, dissolution, recapitalization or other significant corporate reorganization of the Company.

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

                  (c) A "COMPANY SUPERIOR PROPOSAL" means an unsolicited written bona fide offer made by a third party to consummate a Company Acquisition Transaction (i) that is not attributable to a material breach by the Company of
Section 6.05(a) hereof and (ii) on terms (including conditions to consummation of the contemplated transaction) that the Board of Directors of the Company determines, in its good faith reasonable judgment (based on the written advice of a reputable financial advisor), to be more favorable to the Company shareholders from a financial point of view than the terms of the Merger and with any financing required to consummate the transaction contemplated by such offer committed or likely, in the reasonable good faith judgment of the Company's Board of Directors (based on the written advice of a reputable financial adviser), to be obtained by such third party on a timely basis.

                  (d) The Company agrees not to release any Person (other than Parent) from or waive any provision of any confidentiality, "STANDSTILL" or similar agreement to which the Company is a party and will use its reasonable best efforts to enforce each such agreement at the request of Parent. The Company also will promptly request each Person (other than Parent) that has executed, within 12 months prior to the date of this Agreement, a confidentiality, standstill or similar agreement in connection with its consideration of a possible Company Acquisition Transaction to return all confidential information heretofore furnished to such Person by or on behalf of the Company.

               SECTION 6.06   NO PARENT SOLICITATION OF TRANSACTIONS.

                  (a) Parent will not, directly or indirectly, and will instruct its Representatives not to, directly or indirectly, solicit, initiate or encourage (including by means of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or could reasonably be expected to lead to, any Parent Acquisition Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Parent Acquisition Transaction, or agree to or endorse any Parent Acquisition Transaction, or authorize or permit any of its Representatives to take any such action. If any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Parent Acquisition Transaction is made, Parent shall notify the Company within 24 hours of the receipt thereof and as to the material details of any such proposal, offer, inquiry or contact, including, without limitation, the identity of the party making any such proposal, offer, inquiry or contact, and, if in writing, promptly deliver or cause to be delivered to the Company a copy of such proposal, offer, inquiry or contact and any other written material relating thereto. Parent immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Parent Acquisition Transaction. Parent shall not release any third party (other than the Company) from, or waive any provision of, any confidentiality or standstill agreement to which it is a party and shall use its reasonable best efforts to enforce each such arrangement at the request of the Company. Notwithstanding anything to the contrary in this Section 6.06, the Parent's Board of Directors may furnish information to, and enter into discussions with, a person who has made (and has not withdrawn) an unsolicited, written, bona fide proposal or offer regarding a Parent Acquisition Transaction if the Parent's Board of Directors has (i) reasonably concluded after consultation with its financial advisor that such proposal or offer could reasonably be expected to lead to a Parent Superior Proposal (as defined below), (ii) reasonably

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concluded, after consultation with its outside legal counsel, that, in light of such Parent Superior Proposal, the failure to furnish such information or enter into discussions would create a substantial risk of liability for breach of its fiduciary obligations to the Parent and its stockholders under applicable Law,
(iii) provided written notice to the Company of its intent to furnish information or enter into discussions with such person at least three business days prior to taking any such action and (iv) obtained from such person an executed confidentiality agreement on terms no less favorable to Parent than those contained in the Non-Disclosure Agreement; PROVIDED, HOWEVER, that no information may be furnished and no discussions may be entered into in the event that Parent has taken any actions inconsistent with this Section 6.06(a); PROVIDED FURTHER, HOWEVER, that Parent's Board of Directors shall furnish to the Company all information provided to the person who has made Parent Superior Proposal to the extent that such information has not been previously provided to the Company and shall keep the Company promptly and reasonably informed as to the status of any discussions regarding such Company Superior Proposal. Parent shall not be entitled to enter into any letter of intent or similar document or any agreement (other than a confidentiality agreement as permitted by this Section 6.06) contemplation or otherwise relating to a Parent Acquisition Transaction unless and until this Agreement is terminated pursuant to Article VIII hereof and Parent has paid in cash to the Company all amounts due pursuant to Section 8.05. Without limiting the generality of the foregoing, for all purposes under this Agreement other than clause (vi) of Section 8.01(e), Parent acknowledges and agrees that any violation of any of the restrictions set forth in this Section 6.06 by any Representative of Parent, whether or not such Representative is purporting to act on behalf of any of Parent, shall be deemed to constitute a breach of this Section 6.06 by Parent.

                  (b) For purposes of this Agreement, a "PARENT ACQUISITION TRANSACTION" means any of the following involving Parent (other than the Merger and the other transactions contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of Parent and Parent Subsidiaries, taken as a whole; (iii) a tender offer or exchange offer for, or any offer to purchase directly from Parent, 20% or more of the outstanding voting securities of Parent; (iv) any solicitation in opposition to approval by the Parent stockholders of the Share Issuance; or (v) any liquidation, dissolution, recapitalization or other significant corporate reorganization of Parent.

                  (c) A "PARENT SUPERIOR PROPOSAL" means an unsolicited written bona fide offer made by a third party to consummate a Parent Acquisition Transaction (as defined below) (i) that is not attributable to a material breach by Parent of Section 6.06(a) hereof and (ii) on terms (including conditions to consummation of the contemplated transaction) that the Board of Directors of Parent determines, in its good faith reasonable judgment (based on the written advice of a reputable financial advisor), to be more favorable to Parent stockholders from a financial point of view than the terms of the Merger and with any financing required to consummate the transaction contemplated by such offer committed or likely, in the reasonable good faith judgment of Parent's Board of Directors (based on the written advice of a reputable financial adviser), to be obtained by such third party on a timely basis.

                  (d) Nothing contained in this Agreement shall prohibit Parent or its Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act.

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                  (e) Parent agrees not to release any Person (other than the
Company) from or waive any provision of any confidentiality, "STANDSTILL" or similar agreement to which Parent is a party and will use its reasonable best efforts to enforce each such agreement at the request of the Company. Parent also will promptly request each Person (other than the Company) that has executed, within 12 months prior to the date of this Agreement, a confidentiality, standstill or similar agreement in connection with its consideration of a possible Parent Acquisition Transaction to return all confidential information heretofore furnished to such Person by or on behalf of Parent.

               SECTION 6.07   EMPLOYEE BENEFITS MATTERS.

                  (a) All employees of the Company and the Company Subsidiaries shall continue in their existing benefit plans until such time as, in Parent's sole discretion, an orderly transition can be accomplished to employee benefit plans and programs maintained by Parent for its and its affiliates' employees in the United States. Parent shall take such reasonable actions, to the extent permitted by Parent's benefits programs, as are necessary to allow eligible employees of the Company to participate in the health, welfare and other benefit programs of Parent or alternative benefits programs in the aggregate that are substantially equivalent to those applicable to employees of Parent in similar functions and positions on similar terms (it being understood that equity incentive plans are not considered employee benefits). Pending such action, Parent shall maintain the effectiveness of the Company's and each Subsidiary's benefit plans. Each continuing employee shall be given credit, for purposes of any service requirements for participation or vesting, for his or her period of service with the Company credited under a similar benefit plan or program prior to the Closing Date.

                  (b) During the Pre-Closing Period Parent and the Company may agree that the Company take all necessary corporate action to terminate its 401(k) plan (the "401(k) PLAN") effective as of the date immediately prior to the Closing Date, but contingent on the Closing. If Parent and the Company have so agreed, Parent shall receive from the Company evidence that the Company's Board of Directors has adopted resolutions to terminate the 401(k) Plan (the form and substance of which resolutions shall be subject to review and approval of Parent), effective as of the date immediately preceding the Closing Date.

                  (c) With respect to all stock purchase, stock option and stock award agreements (including any restricted stock, stock purchase, stock option or stock award agreement under the Company Stock Plan) between the Company and any current or former employee, director, consultant or founder effective as of the Effective Time, any and all rights of repurchase and rights of first refusal under each such agreement shall be assigned to Parent (or to such other entity as Parent shall designate) by virtue of the Merger and without any further action on the part of the Company, such assignment to be effective as of the Effective Time.

               SECTION 6.08   FURTHER ACTION; CONSENTS; FILINGS; TAKEOVER LAWS.

                  (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions

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contemplated by this Agreement, (ii) obtain from any Governmental Entity or any other person all consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submission, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement required under applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings and shall provide to each other copies of such filings for review in advance of submitting such filings.

                  (b) During the Pre-Closing Period, each party shall promptly notify the other party in writing of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with this Agreement or the transactions contemplated hereunder or (ii) seeking to restrain or prohibit the consummation of the Merger or the transactions contemplated hereunder or otherwise limit the right of Parent or its subsidiaries to own or operate all or any portion of the business, assets or properties of the Company. Each party shall use its reasonable best efforts to lift any restraint, injunction or other legal bar to the Merger.

                  (c) If any Takeover Law (as defined below) may become, or may purport to be, applicable to the transactions contemplated in this Agreement, each of Parent and the Company and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary and within the authority of the applicable Board of Directors so that the transactions contemplated by this Agreement may be consummated as promptly as practicable, and in any event prior to the Termination Date, on the terms and conditions contemplated hereby and thereby and otherwise act to eliminate the effect of any Takeover Law on any of the transactions contemplated by this Agreement. "TAKEOVER LAWS" means (1) any "moratorium," "control share," "fair price," "supermajority," "affiliate transactions," "business combination" or other state antitakeover laws and regulations and (2) Section 203 of the DGCL.

               SECTION 6.09   PLAN OF REORGANIZATION.

                  (a) This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. During the Pre-Closing Period, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

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                  (b) As of the date hereof, the Company does not know of any reason (i) why it would not be able to deliver to Cooley Godward LLP ("COOLEY GODWARD") (counsel to the Company) or Gunderson Dettmer (counsel to Parent), at the date of the legal opinions referred to below, certificates substantially in compliance with Internal Revenue Service published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Sections 7.02(d) and 7.03(d), and the Company hereby agrees to deliver such certificates effective as of the date of such opinions, or (ii) why Cooley Godward or Gunderson Dettmer would not be able to deliver the opinions required by Sections 7.02(d) and 7.03(d).

                  (c) As of the date hereof, Parent and Merger Sub do not know of any reason why they would not be able to deliver to Gunderson Dettmer or Cooley Godward, at the date of the legal opinions referred to below, certificates substantially in compliance with the Internal Revenue Service published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Sections 7.02(d) and 7.03(d), and Parent hereby agrees to deliver such certificates effective as of the date of such opinions, or (ii) why Gunderson Dettmer or Cooley Godward would not be able to deliver the opinions required by Sections 7.02(d) and 7.03(d).

               SECTION 6.10 PUBLIC ANNOUNCEMENTS. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, neither the Company nor Parent shall issue any press release or otherwise make any public statements with respect to this Agreement, the Merger or any of the other transactions contemplated by this Agreement without the prior written agreement of the Company and Parent unless the disclosing party shall have been advised in writing by its outside legal counsel that such disclosure is required under applicable Laws or any other rule that Parent must comply with in connection with the listing of its Common Stock on The Nasdaq National Exchange.

               SECTION 6.11 AFFILIATE AGREEMENTS. The Company shall cause each Affiliate to execute and deliver to Parent, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form attached hereto as EXHIBIT E.

               SECTION 6.12   INDEMNIFICATION OF OFFICERS AND DIRECTORS

                  (a) For a period of six years from and after the Closing Date, Parent agrees to indemnify (including advancement of expenses) and hold harmless all past and present officers and directors of the Company (the "INDEMNIFIED PERSONS") to the same extent that the officers and directors are indemnified by the Company as of the date of this Agreement pursuant to the Company's Articles of Incorporation and Bylaws, employment agreements or indemnification agreements identified on the Company Disclosure Schedule or under applicable Law for acts or omissions which occurred at or prior to the Effective Time. The Company hereby represents to Parent that no claim for indemnification has been made by any director or officer of the Company and, to the knowledge of the Company, no facts exist that would serve as a valid legal basis for any such claim for indemnification.

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                  (b) From the Effective Time until the sixth anniversary of the
Effective Time, Parent shall maintain in effect, for the benefit of the Indemnified Persons with respect to claims arising from facts or events that occurred prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by Parent for the benefit of its current officers and directors as of the date of this Agreement (the "EXISTING POLICY") or a new policy providing comparable coverage containing terms and conditions, taken as a whole, that are no less advantageous to the Indemnified Persons than the terms of conditions in the Existing Policy would be to the Indemnified Persons if such policy covered such persons; PROVIDED, HOWEVER, that Parent shall not be required to pay annual premiums for the Existing Policy (or for any combination of the Existing Policy and any substitute or additional policies) in excess of 150% of the annual premium payable under the Existing Policy as of the date hereof. In the event any future annual premiums for the Existing Policy (or any substitute policies) exceed 150% of such current annual premium, Parent shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to 150% of such current annual premium.

                  (c) This Section 6.12 is intended to be for the benefit of, and shall be enforceable by, the officers and directors and their heirs and personal representatives and shall be binding on the Surviving Corporation and its successors and assigns. In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each case, Parent shall use best efforts to ensure that the successors and assigns of the Company or the Surviving Corporation, as the case may be, are subject to and honor the indemnification obligations set forth in this Section 6.12.

               SECTION 6.13 SECTION 16 RELIEF. Provided that the Company delivers to Parent the Section 16 Information (as defined below) in a timely fashion, the Board of Directors of Parent, or a committee of two or more Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3 under the Exchange Act), shall adopt resolutions prior to the consummation of the Merger providing that the receipt by the Company Insiders (as defined below) of the Parent Common Stock upon conversion of the Company Shares, and of options for Parent Common Stock upon assumption of the Company Options, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act. Such resolutions shall comply with the approval conditions of Rule 16b-3 under the Exchange Act for purposes of such Section 16(b) exemption, including, but not limited to, specifying the name of the Company Insiders, the number of securities to be acquired or disposed of for each such person, the material terms of any derivative securities, and that the approval is intended to make the receipt of such securities exempt pursuant to Rule 13b-3(d). "SECTION 16 INFORMATION" shall mean information regarding the Company Insiders, the number of shares of the Company Stock held by each such Company Insider and expected to be exchanged for Parent Common Stock in connection with the Merger, and the number and description of the Company Options held by each such Company Insider and expected to be converted into options for Parent Common Stock in connection with the Merger. "COMPANY INSIDERS" shall mean those officers and directors of the Company who will be subject to the reporting requirement of

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Section 16(b) of the Exchange Act with respect to Parent and who are listed in the Section 16 Information.

               SECTION 6.14 WARN ACT. The parties agree to consult with each other on the need for and timing of notices pursuant to the Worker Adjustment and Retraining Notification Act, as amended (the "WARN ACT"). Prior to the Closing, the Company agrees that, if reasonably requested by Parent, it shall, on behalf of Parent and Merger Sub, issue such notices as are required under the WARN Act to its employees when requested by Parent in order to comply with the applicable provisions of the WARN Act or any similarly applicable state or local law. Any such request by Parent shall be given in time to permit the Company to issue notices sufficiently in advance of any lay-off or closing of any offices so that neither Parent nor any subsidiary of Parent shall be liable under the WARN Act for any penalty or payment in lieu of notice to any employee or Governmental Entity. Parent and the Company shall cooperate in the preparation and giving of such notices, and no such notices shall be given without the approval of Parent and Company, which approval shall not be reasonably withheld.

               SECTION 6.15 CONVERSION SCHEDULE. The Company and Parent shall prepare a final schedule as of the Effective Time (the "FINAL CONVERSION SCHEDULE"), and an officer of each party shall certify the Final Conversion Schedule with respect to the information prepared by such party.

               SECTION 6.16 LOCK-UP. The Company shall use reasonable efforts to obtain an executed Company Lock-Up Agreement, in the form attached hereto as EXHIBIT F (each a "COMPANY LOCK-UP AGREEMENT") from each of the Company shareholders.

               SECTION 6.17 OBLIGATIONS OF MERGER SUB. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

               SECTION 6.18 COMPANY CAPITALIZATION. An updated Section 3.04 of the Company Disclosure Schedule reflecting changes permitted by this Agreement in the capitalization of the Company between the date hereof and the Effective Time shall be delivered by the Company to Parent on the Closing Date.

               SECTION 6.19 PARENT CAPITALIZATION. An updated Section 4.04 of the Parent Disclosure Schedule reflecting changes permitted by this Agreement in the capitalization of Parent between the date hereof and the Effective Time shall be delivered by Parent to the Company on the Closing Date.

               SECTION 6.20 LISTING. Prior to the Effective Time, to the extent required under the applicable listing agreement, Parent shall use its reasonable best efforts to cause the Parent Shares being issued in the Merger to be approved for quotation (subject to official notice of issuance) on The Nasdaq National Market.

               SECTION 6.21 NOTE AMENDMENT. From and after the date on which the Registration Statement is declared effective by the SEC until the Effective Time, the Company and Parent will exercise their respective reasonable best efforts to ensure that all of the holders of

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outstanding Notes have executed and delivered to the Company the Note Amendment
Agreement, the Amended Notes and the Note Conversion Agreement.

               SECTION 6.22 PARENT CHARTER AMENDMENT. Parent shall use its reasonable best efforts to obtain the approval of its stockholders of the Parent Charter Amendment which shall include the submission of such amendment to the Parent stockholders in connection with the Parent Stockholder Meeting.

               SECTION 6.23 COMPANY INVESTORS' RIGHTS AGREEMENT. The Company shall use reasonable efforts to obtain the agreement of its shareholders necessary to terminate that certain Amended and Restated Investors' Rights Agreement dated August 1, 2000, including the delivery of a consent to such effect as part of the mailing to its shareholders for the purpose of delivering the Joint Proxy Statement.

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

               SECTION 7.01   CONDITIONS TO THE OBLIGATIONS OF EACH PARTY.
The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

                  (a) COMPANY SHAREHOLDER APPROVAL. The Company Charter Amendment and this Agreement (including the principal terms hereof) shall have been approved by the Company Shareholder Approval in accordance with the CGCL and the Company's Articles of Incorporation and Bylaws;

                  (b) PARENT STOCKHOLDER APPROVAL. The Share Issuance shall have been approved by the Parent Stockholder Approval in accordance with the NASD Rule and Parent's Bylaws;

                  (c) NO ORDER. No Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "ORDER") which is then in effect and has the effect of making the Merger, the Company Charter Amendment or the Share Issuance illegal or otherwise prohibiting consummation of the Merger in accordance with the terms of this Agreement;

                  (d) NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Legal Proceeding to which a Governmental Entity is a party (i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent or the Company any damages that would cause a Parent Material Adverse Effect after the Effective Time (taking into account the combined operations of Parent and the Company) or (ii) seeking to prohibit or limit the ownership or operation by Parent or the Company after the Effective Time of any material portion of their respective businesses or assets;

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                  (e) NO OTHER LITIGATION. There shall not be pending any Legal
Proceeding related to the transactions contemplated by this Agreement in which, in the reasonable judgment of either Parent or the Company, there is a reasonable possibility of an outcome that would have a Parent Material Adverse Effect after the Effective Time (taking into account the combined operations of Parent and the Company);

                  (f) COMPLIANCE WITH THE SECURITIES ACT. The Registration Statement relating to the issuance of the shares of Parent Common Stock in the Merger shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order;

                  (g) LISTING ON NASDAQ. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to official notice of issuance) on The Nasdaq National Market;

                  (h) COMPANY CHARTER AMENDMENT. The Company Charter Amendment shall have become effective in accordance with the provisions of the CGCL;

                  (i) DISSENTERS. As of the date of the Company Shareholder Meeting, shareholders holding no more than 7.5% of the Company Shares (other than any Company Shares to be canceled pursuant to Section 2.01(a)(ii)) shall have perfected their dissenters' right in accordance with Chapter 13 of the CGCL;

                  (j) CONVERSION OF COMPANY PREFERRED STOCK. Sufficient holders of Company Preferred Stock shall have elected to convert the Company Preferred Stock into Company Common Stock such that all of the Company Preferred Stock may be converted into shares of Company Common Stock in accordance with the Company's Articles of Incorporation, and each holder thereof shall have been given or shall have waived prior notice of the consummation of the Merger.

                  (k) NOTE AMENDMENT. The holders of at least 50% of the principal amount of the Senior Convertible Notes and the holders of at least 50% of the principal amount of the 2000 Senior Notes shall have executed and delivered to the Company the Note Amendment and their respective Amended Notes; and

                  (l) NOTE CONVERSION ELECTION. The holders of at least 75% of the principal amount of the Notes shall have, effective upon the Closing, elected to convert their Amended Notes into shares of Company Common Stock pursuant to the Note Conversion Agreement and shall have executed and delivered to the Company the Note Conversion Agreement, as provided for in the Amended Notes.

                  (m) PARENT NAME CHANGE. Parent shall have changed its name to "Captiva Software Corporation" effective as of the Effective Time.

               SECTION 7.02 CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or written waiver (where permissible) of the following additional conditions:

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                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Article 3 of this Agreement shall be accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date) and Parent shall have received a certificate to that effect signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company; PROVIDED, HOWEVER, that for the purposes of this paragraph, such representations and warranties shall be deemed to be accurate unless the failure or failures of such representations and warranties to be accurate, either individually or in the aggregate, has had or could reasonably be expected to have, a Company Material Adverse Effect; IT BEING UNDERSTOOD that, for purposes of determining the accuracy of such representations and warranties, (i) all Company Material Adverse Effect qualifications or qualification regarding materiality, and any similar qualifications, contained in such representations and warranties shall be disregarded, and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded;

                  (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time; and Parent shall have received a certificate to that effect signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company;

                  (c) APPROVALS. The Company shall have received, each in form and substance reasonably satisfactory to Parent, all authorizations, consents, orders and approvals (i) required by any Governmental Entity or official, if any, or (ii) set forth in Section 7.02(c) of the Company Disclosure Schedule;

                  (d) TAX OPINION OF PARENT'S COUNSEL. Parent shall have received the opinion of Gunderson Dettmer, counsel to Parent, based upon representations of Parent, Merger Sub and the Company and normal assumptions, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on receipt by Gunderson Dettmer of certificates from each of Parent, Merger Sub and the Company as contemplated in Section 6.09 of this Agreement. Each such certificate shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time. Notwithstanding the foregoing, if Parent's counsel does not render such opinion, this condition shall nevertheless be deemed satisfied with respect to Parent if Cooley Godward, counsel to the Company, renders such opinion to Parent;

                  (e) AFFILIATE AGREEMENTS. Each of the Affiliates of the Company set forth on Schedule 7.02(e) attached hereto shall have executed and delivered to Parent an Affiliate Agreement and such agreement shall remain in full force and effect and shall not have been anticipatorially breached or repudiated by any of such Affiliates;

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                  (f) SECRETARY'S CERTIFICATE. Parent shall have received a
certificate executed by the Secretary of the Company attaching and certifying as to matters customary for a transaction of this sort, including, without limitation, the true and correct copies of the Company's current Articles of Incorporation and Bylaws, a copy of the resolutions of the Company's Board of Directors approving and adopting this Agreement and the transactions relating hereto and the Company Shareholder Approval obtained at the Company Shareholder Meeting;

                  (g) FIRPTA. Parent shall have received a certificate of the Company that the Company is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and

                  (h) TERMINATION OF COMPANY'S AGREEMENTS. Parent shall have been furnished evidence reasonably satisfactory to it that (i) all rights granted by the Company to its shareholders under the Company's Shareholders' Agreement dated October 6, 1994, as amended, and the Security Agreement by the Company in favor of the holders of the Notes dated August 1, 2000, (ii) all of the rights granted to Enterprise Partners III, L.P. ("ENTERPRISE") pursuant to the letter agreement from the Company to Enterprise dated October 6, 1994, and
(iii) all of the board observation and management related rights granted to Nissho Electronics Corporation shall have been terminated prior to the Closing.

               SECTION 7.03 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the satisfaction or written waiver (where permissible) of the following additional conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in Article 4 of this Agreement shall be accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date) and the Company shall have received a certificate to that effect signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent; PROVIDED, HOWEVER, that for the purposes of this paragraph, such representations and warranties shall be deemed to be accurate unless the failure or failures of such representations and warranties to be accurate, either individually or in the aggregate, has had or could reasonably be expected to have, a Parent Material Adverse Effect; IT BEING UNDERSTOOD that, for purposes of determining the accuracy of such representations and warranties, (i) all Parent Material Adverse Effect qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded, and (ii) any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded;

                  (b) AGREEMENTS AND COVENANTS. Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time; and the Company shall have received a certificate to that effect signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent;

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                  (c) APPROVALS. Parent shall have received, each in form and substance reasonably satisfactory to the Company, all authorizations, consents, orders and approvals (i) required by any Governmental Entity or official, if any, or (ii) set forth in Section 7.03(c) of the Parent Disclosure Schedule;

                  (d) TAX OPINION OF COMPANY'S COUNSEL. The Company shall have received the opinion of Cooley Godward, counsel to the Company, based upon representations of Parent, Merger Sub and the Company and normal assumptions, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on receipt by Cooley Godward of certificates from each of Parent, Merger Sub and the Company as contemplated in Section 6.09 of this Agreement. Each such certificate shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time. Notwithstanding the foregoing, if the Company's counsel does not render such opinion, this condition shall nevertheless be deemed satisfied with respect to the Company if Gunderson Dettmer, counsel to Parent, renders such opinion to the Company;

                  (e) SECRETARY'S CERTIFICATE. The Company shall have received a certificate executed by the Secretary of Parent attaching and certifying as to matters customary for a transaction of this sort, including, without limitation, the true and correct copies of Parent's current Certificate of Incorporation and Bylaws, a copy of the resolutions of Parent's Board of Directors approving and adopting this Agreement and the transactions relating hereto and the Parent Shareholder Approval obtained at the Parent Stockholder Meeting; and

                  (f) BOARD AND RESIGNATIONS AND ELECTIONS. Parent shall have received written letters of resignation that shall have not been revoked or rescinded from each of John Finegan, Thomas T. van Overbeek and Daniel D. Tompkins in each case effective at the Effective Time, and the Board of Directors of Parent shall have duly adopted by unanimous vote or by a majority vote at a meeting of such Board of Directors prior to the receipt of the aforementioned resignations resolutions that shall not have been revoked or rescinded electing Reynolds C. Bish, Mel S. Lavitt and Jim Berglund, effective at the Effective Time, to fill the vacancies created by the aforementioned resignations

                               ARTICLE VIII

                   TERMINATION, AMENDMENT, WAIVER AND EXPENSES

               SECTION 8.01 TERMINATION. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement by the stockholders of Parent or the shareholders of the Company, as applicable, as follows:

                  (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent and the Company;

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                  (b) by either Parent or the Company if the Effective Time
shall not have occurred on or before May 31, 2002 (the "TERMINATION DATE"); PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

                  (c) by either Parent or the Company upon the issuance of any Order which is final and nonappealable which would prevent the consummation of the Merger;

                  (d) by Parent if (i) the Board of Directors of the Company withholds, withdraws, amends, modifies or changes the Company Board Recommendation in a manner adverse to Parent or shall have resolved to do so,
(ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company a Company Acquisition Transaction or shall have resolved to do so or shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Company Acquisition Transaction, (iii) the Board of Directors of the Company fails to reject a Company Acquisition Transaction within 10 days following public announcement or receipt by the Company of the proposal for such Company Acquisition Transaction; it being understood that taking no position or indicating its inability to take a position does not constitute a rejection of such Company Acquisition Transaction, (iv) the Company shall have failed to include in the Joint Proxy Statement the Company Board Recommendation or shall have failed to hold the Company Shareholder Meeting as promptly as practicable and in any event within 45 days after the Registration Statement is declared effective, (v) the Company's Board of Directors fails to reaffirm the Company Board Recommendation within five business days after Parent requests in writing that such recommendation be reaffirmed, (vi) the Company shall have willfully breached its obligations under Section 6.05;

                  (e) by the Company if (i) the Board of Directors of Parent withholds, withdraws, amends, modifies or changes the Parent Board Recommendation in a manner adverse to the Company or shall have resolved to do so, (ii) the Board of Directors of Parent shall have recommended to the stockholders of Parent a Parent Acquisition Transaction or shall have resolved to do so or shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Parent Acquisition Transaction, (iii) the Board of Directors of Parent fails to reject a Parent Acquisition Transaction within 10 days following public announcement or receipt by Parent of the proposal for such Parent Acquisition Transaction; it being understood that taking no position or indicating its inability to take a position does not constitute a rejection of such Parent Acquisition Transaction,
(iv) Parent shall have failed to include in the Joint Proxy Statement the Parent Board Recommendation or shall have failed to hold the Parent Stockholder Meeting as promptly as practicable and in any event within 45 days after the Registration Statement is declared effective, (v) the Parent's Board of Directors fails to reaffirm the Parent Board Recommendation within five business days after Parent requests in writing that such recommendation be reaffirmed or
(vi) Parent shall have willfully breached its obligations under Section 6.06;

                  (f) by Parent upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue as of a date subsequent to the date of this

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Agreement (as if made on such subsequent date), in either case such that any of the conditions set forth in Sections 7.02(a) and 7.02(b), as applicable, would not be satisfied as of such subsequent date ("TERMINATING COMPANY BREACH"); PROVIDED, HOWEVER, that, if such Terminating Company Breach is curable by the Company through the exercise of its best efforts and for so long as the Company continues to exercise such best efforts, Parent may not terminate this Agreement under this Section 8.01(f) unless such breach is not cured within 30 days after notice thereof is provided by Parent to the Company (but no cure period is required for a breach which, by its nature, cannot be cured);

                  (g) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of Parent and Merger Sub set forth in this Agreement, or if any representation or warranty of Parent and Merger Sub shall have become untrue as of a date subsequent to the date of this Agreement (as if made on such subsequent date), in either case such that any of the conditions set forth in Sections 7.03(a) and 7.03(b), as applicable, would not be satisfied as of such subsequent date ("TERMINATING PARENT BREACH"); PROVIDED, HOWEVER, that, if such Terminating Parent Breach is curable by Parent and Merger Sub through the exercise of their respective best efforts and for so long as Parent and Merger Sub continue to exercise such best efforts, the Company may not terminate this Agreement under this Section 8.01(g) unless such breach is not cured within 30 days after notice thereof is provided by the Company to Parent (but no cure period is required for a breach which, by its nature, cannot be cured);

                  (h) by either Parent or the Company if (i) the Company Shareholders' Meeting (including any adjournments or postponements thereof) shall have been held and completed and the Company shareholders shall have taken a final vote on a proposal to approve this Agreement (including the principal terms hereof), the Company Charter Amendment and the Merger, and (ii) the Company Charter Amendment, this Agreement (including the principal terms hereof) or the Merger shall not have been approved at such meeting by the Company Shareholder Approval (and shall not have been approved at any adjournment or postponement thereof); PROVIDED, HOWEVER, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.01(j) if the failure to obtain the Company Shareholder Approval is attributable to a failure on the part of such party to perform any material obligation required to be performed by such party at or prior to the Effective Time;

                  (i) by either Parent or the Company if (i) the Parent Stockholders' Meeting (including any adjournments or postponements thereof) shall have been held and completed and the Parent stockholders shall have taken a final vote on the Share Issuance, and (ii) the Share Issuance shall not have been approved at such meeting (and shall not have been approved at any adjournment or postponement thereof) by the Parent Stockholder Approval; PROVIDED, HOWEVER, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.01(k) if the failure to obtain the Parent Stockholder Approval is attributable to a failure on the part of such party to perform any material obligation required to be performed by such party at or prior to the Effective Time; or

                  (j) by Parent or the Company if the condition set forth in
Section 7.01(l) has not been satisfied by the Termination Date, PROVIDED, HOWEVER, a party may not terminate this Agreement pursuant to this Section 8.01(j) if the failure to satisfy such condition or failure to close is principally due to the failure or refusal of such party to perform or

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observe the covenants or agreements contained herein to be performed or observed by it at or prior to the Effective Time.

               SECTION 8.02 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease; PROVIDED, HOWEVER, that (i) Section 6.04(b), Sections 8.02, 8.03, 8.04, 8.05, and 8.06 and Article IX shall remain in full force and effect and survive any termination of this Agreement and (ii) nothing herein shall relieve any party from liability for the willful breach of any of its representations or warranties or the breach of any of its covenants or agreements set forth in this Agreement.

               SECTION 8.03 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that (i) after any approval of this Agreement (including the principal terms hereof) by the shareholders of the Company, no amendment shall be made which by Law would require further approval of the shareholders of the Company without the further approval of the shareholders of the Company, (ii) after any approval of the Share Issuance by the stockholders of Parent, no amendment shall be made which by Law would require further approval of the stockholders of Parent without the further approval of the stockholders of Parent and (iii) no amendment shall be made which would adversely affect the tax consequences of the Merger to the shareholders of the Company. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

               SECTION 8.04 WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

               SECTION 8.05   EXPENSES.

                  (a) Except as set forth in this Section 8.05, all Expenses (as defined below) incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated, except the Company shall pay fifty percent of the first $20,000 of all Expenses relating to printing, filing and mailing the

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Registration Statement and the Joint Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Joint Proxy Statement. "EXPENSES" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Joint Proxy Statement, the solicitation of stockholder approval, the filing of any required notices and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

                  (b) The Company agrees that the Company shall pay to Parent an amount equal to all of Parent's Expenses up to $250,000 if Parent shall terminate this Agreement pursuant to Section 8.01(d) or either Parent or the Company shall terminate the Agreement pursuant to Section 8.01(b) or (j).

                  (c) The Company agrees that the Company shall pay to Parent an additional $100,000 of Parent's Expenses if (i) this Agreement is terminated by Parent pursuant to Section 8.01(d) or by either Parent or the Company pursuant
Section 8.01(h) and (ii) the Company shall have, within 4 months of the date of such termination, entered into an agreement to consummate a Company Acquisition Transaction; PROVIDED, HOWEVER, in no event shall the Company be obligated pursuant to the provisions of this Section 8.05 to pay to Parent in the aggregate more than $350,000.

                  (d) Parent agrees that Parent shall pay to the Company an amount equal to all of the Company's Expenses up to $250,000 if the Company shall terminate this Agreement pursuant to Section 8.01(e) or either Parent or the Company shall terminate the Agreement pursuant to Section 8.01(i).

                  (e) Parent agrees that Parent shall pay to the Company an additional $100,000 of Company Expenses if (i) this Agreement is terminated by the Company pursuant to Section 8.01(e) or by either Parent or the Company pursuant Section 8.01(i) and (ii) Parent shall have, within 4 months of the date of such termination, entered into an agreement to consummate a Parent Acquisition Transaction; PROVIDED, HOWEVER, in no event shall Parent be obligated pursuant to the provisions of this Section 8.05 to pay to the Company in the aggregate more than $350,000.

                  (f) Any payment required to be made pursuant to Section 8.05(b) or (c) shall be made not later than five business days after delivery to Parent or the Company, as the case may be (the "REQUESTING PARTY"), of notice of demand for payment and an itemization setting forth in reasonable detail all Expenses being demanded by the Requesting Party (which itemization may be supplemented and updated from time to time by the Requesting Party until the 60th day after the Requesting Party delivers such notice of demand for payment), and shall be made by wire transfer of immediately available funds to an account designated by the Requesting Party Payment of the Expenses described in Section 8.05(b), (c), (d) or (e) shall not be in lieu of damages incurred in the event of willful breach of the representations and warranties set forth in this Agreement or the breach of any of the covenants or agreements set forth in this Agreement.

               SECTION 8.06 PAYMENT. In the event that Parent or the Company shall fail to pay the Expenses of the Requesting Party as required by Section 8.05(b), (c), (d) and/or (e) as applicable, when due, then such Expenses shall be increased to include the costs and expenses actually incurred or accrued by the Requesting Party (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.06, together with interest on such unpaid Expenses, commencing on the date that such Expenses became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, as such bank's Prime Rate (the "PRIME RATE") plus 2.00%; and as a result of such increase, Expenses of the Requesting party may exceed $250,000.

                                   ARTICLE IX

                               GENERAL PROVISIONS

               SECTION 9.01 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Articles I and II and Sections 6.04(b), 6.07 and 6.12 and this Article IX shall survive the Effective Time and those set forth in Sections 6.04(b), 8.02, 8.05 and 8.06 and this
Article IX shall survive termination of this Agreement.

               SECTION 9.02 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

                  (a)               if to Parent or Merger Sub:

                                    ActionPoint, Inc.
                                    1299 Parkmoor Avenue
                                    San Jose, CA 95126
                                    Facsimile No.: (408) 325-3985
                                    Attention: John Finegan
                                    with a copy to (which copy shall not
                                    constitute notice hereunder):

                                    Gunderson Dettmer Stough Villeneuve
                                        Franklin & Hachigian, LLP
                                    610 Lincoln Street
                                    Waltham, MA 02451
                                    Facsimile No.:  (781) 622-1622
                                    Attention:  Jay K. Hachigian

                 (b)                if to the Company:

                                    Captiva Software Corporation
                                    10145 Pacific Heights Blvd.
                                    San Diego, CA  92121
                                    Facsimile No.: (858) 657-0889
                                    Attention:  Rick Russo

                                    with a copy to (which copy shall not
                                    constitute notice hereunder):

                                    Cooley Godward LLP
                                    4401 Eastgate Mall
                                    San Diego, CA 92121
                                    Facsimile No.:  (858) 550-6420
                                    Attention:  Lance W. Bridges
                                               Deyan P. Spiridonov

               SECTION 9.03   CERTAIN DEFINITIONS.

                  (a) As used in this Agreement, the following terms shall have the following meanings:

                  (i) "AFFILIATE" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person.

                  (ii) "BENEFICIAL OWNER" with respect to any shares means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares.

                  (iii) "BUSINESS DAY" means any day on which Banks are not required or authorized to close in San Francisco, California.

                  (iv) "CONTROL" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

                  (v) "KNOWLEDGE" means, with respect to any party hereto, actual or deemed knowledge of the directors, officers or financial personnel of such party. An individual will be deemed to have knowledge of a particular fact, circumstance, event or other matter if (i) such fact circumstance, event or other matter is reflected in one or more documents, written or electronic, that are or have been in such individual's possession or that could reasonably be expected to be reviewed by an individual who has the duties and responsibilities of such individual in the customary performance of such duties and responsibilities, or (ii) such knowledge could be obtained from reasonable inquiry of or due investigation by those persons employed by the Company or Parent (as the case may be) and their respective subsidiaries, if any, charged with administrative or operational responsibility for such matter for such party.

                  (vi) "PERSON" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

                  (vii) "SUBSIDIARY" or "SUBSIDIARIES" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  (b) The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

   Term                                                                                        Section
   ----                                                                                        --------
   2000 Senior Notes.........................................................................  Recitals
   401(k) Plan...............................................................................  6.07(d)
   affiliate.................................................................................  9.03(i)
   Agreement.................................................................................  Preamble
   Agreement of Merger.......................................................................  1.02
   Amended Notes.............................................................................  Recitals
   Audited Financial Statements..............................................................  3.08(a)
   beneficial owner..........................................................................  9.03(a)
   business day..............................................................................  9.03(a)
   CERCLA....................................................................................  3.13(e)
   Certificate...............................................................................  2.02(b)
   CGCL......................................................................................  Recitals

   Closing Date..............................................................................  1.02
   Closing...................................................................................  1.02
   COBRA.....................................................................................  3.11(d)
   Code......................................................................................  Recitals
   Company...................................................................................  Preamble
   Company Acquisition Transaction...........................................................  6.05(b)
   Company Advisor...........................................................................  3.21
   Company Assets............................................................................  3.17(b)
   Company Balance Sheet.....................................................................  3.08(a)
   Company Board Recommendation..............................................................  6.1(b)
   Company Charter Amendment.................................................................  3.16
   Company Common Stock......................................................................  Recitals
   Company Confidential Information..........................................................  3.14(f)
   Company Disclosure Schedule...............................................................  Article III
   Company Employee Obligation...............................................................  3.14(i)
   Company Financial Advisor.................................................................  3.27
   Company Insiders..........................................................................  6.13
   Company Intellectual Property.............................................................  3.14(a)
   Company Leases............................................................................  3.17(a)
   Company Legal Proceeding..................................................................  3.10
   Company Lock-Up Agreement.................................................................  Recitals
   Company Material Adverse Effect...........................................................  3.01
   Company Material Contract.................................................................  3.12(b)
   Company Option............................................................................  2.04(a)
   Company Permits..........................................................................   3.07(a)
   Company Plans.............................................................................  3.11(a)
   Company Preferred Stock...................................................................  3.04(a)
   Company Scheduled IP......................................................................  3.15(b)
   Company Series A Preferred Stock..........................................................  3.04(a)
   Company Series B Preferred Stock..........................................................  3.04(a)
   Company Series C Preferred Stock..........................................................  3.04(a)
   Company Series D Preferred Stock..........................................................  3.04(a)
   Company Series E Preferred Stock..........................................................  3.04(a)
   Company Shares............................................................................  2.01(a)(i)
   Company Shareholder Approval..............................................................  3.16
   Company Shareholders' Meeting.............................................................  6.01(a)
   Company Software..........................................................................  3.14(j)
   Company Source Code.......................................................................  3.14(c)
   Company Stock Plan........................................................................  3.04(b)
   Company Stock.............................................................................  3.04(a)
   Company Subsidiary........................................................................  3.03(a)
   Company Superior Proposal.................................................................  6.05(c)
   Company Tax Returns.......................................................................  3.15(a)
   Company Voting Agreement..................................................................  Recitals
   Company Warrant...........................................................................  Recitals
   Confidentiality Agreement.................................................................  6.04(b)

   Cooley Godward............................................................................  6.09(b)
   DGCL......................................................................................  4.05(b)
   Dissenting Shares.........................................................................  2.05(a)
   Effective Time............................................................................  1.02
   Employment Agreement......................................................................  Recitals
   Environmental Laws........................................................................  3.13(e)
   Environmental Permits.....................................................................  3.13(e)
   ERISA Affiliate...........................................................................  3.11(e)
   ERISA.....................................................................................  3.11(a)
   Exchange Act..............................................................................  4.08(a)
   Exchange Agent............................................................................  2.02(a)
   Exchange Fund.............................................................................  2.02(a)
   Exchange Ratio............................................................................  2.01(a)(i)
   Existing Policy..........................................................................   6.12(b)
   Final Conversion Schedule.................................................................  6.15
   FMLA......................................................................................  3.11(e)
   Governmental Entity.......................................................................  3.06(b)
   Gunderson Dettmer.........................................................................  1.02
   Hazardous Materials.......................................................................  3.13(e)
   Incentive Stock Option....................................................................  3.04(b)
   Indemnified Persons.......................................................................  6.12(a)
   Infringement..............................................................................  3.14(a)
   Intellectual Property.....................................................................  3.14(a)
   Interim Financial Statements..............................................................  3.08(a)
   Inventions................................................................................  3.14(a)
   IP Rights.................................................................................  3.14(a)
   Joint Proxy Statement.....................................................................  6.01(a)
   Law.......................................................................................  3.06(a)
   Legal Proceeding..........................................................................  6.04(d)
   Letter of Transmittal.....................................................................  2.02(b)
   Liabilities...............................................................................  3.08(b)
   Liens.....................................................................................  3.17(c)
   Marks.....................................................................................  3.14(a)
   Merger Sub................................................................................  Preamble
   Merger....................................................................................  Recitals
   Multi-employer Plan.......................................................................  3.11(c)
   Multiple Employer Plan....................................................................  3.11(c)
   NASD Rule.................................................................................  4.17
   Note Conversion...........................................................................  Recitals
   Notes.....................................................................................  Recitals
   Note Amendment Agreement..................................................................  Recitals
   Notice of Company Superior Proposal.......................................................  6.01(c)
   Notice of Parent Superior Proposal........................................................  6.01(e)
   Order.....................................................................................  7.01(c)
   Parent....................................................................................  Preamble
   Parent Acquisition Transaction............................................................  6.06(b)

   Parent Assets.............................................................................  4.18(b)
   Parent Balance Sheet......................................................................  4.08(b)
   Parent Board Recommendation...............................................................  6.01(d)
   Parent Common Stock.......................................................................  Recitals
   Parent Confidential Information...........................................................  4.15(f)
   Parent Charter Amendment..................................................................  4.17
   Parent Disclosure Schedule................................................................  Article IV
   Parent Financial Advisor..................................................................  4.27
   Parent Financial Statements...............................................................  4.08(b)
   Parent Intellectual Property..............................................................  4.15(a)
   Parent Leases.............................................................................  4.18(a)
   Parent Legal Proceeding...................................................................  4.11
   Parent Material Adverse Effect............................................................  4.01
   Parent Material Contract..................................................................  4.13(b)
   Parent Permits............................................................................  4.07
   Parent Plans..............................................................................  4.12(a)
   Parent Purchase Plan......................................................................  4.04(b)
   Parent Scheduled IP.......................................................................  4.15(b)
   Parent SEC Reports........................................................................  4.08(a)
   Parent Shares.............................................................................  2.01(a)(i)
   Parent Software...........................................................................  4.15(j)
   Parent Source Code........................................................................  4.15(c)
   Parent Stock Plans........................................................................  4.04(b)
   Parent Stockholders' Meeting .............................................................  6.01(a)
   Parent Stockholder Approval...............................................................  4.17
   Parent Superior Proposal..................................................................  6.06(c)
   Parent Subsidiary.........................................................................  4.03(a)
   Parent Tax Returns........................................................................  4.16(a)
   Parent Voting Agreement...................................................................  Recitals
   Pre-Closing Period........................................................................  5.01
   Prime Rate................................................................................  8.06
   Registration Statement....................................................................  6.01(a)
   Representatives...........................................................................  6.04(a)
   Requesting Party..........................................................................  8.05(f)
   Rights Agreement..........................................................................  4.29
   S-3 Amendment.............................................................................  6.01(a)
   SEC.......................................................................................  4.08(a)
   Section 16 Information....................................................................  6.13
   Securities Act............................................................................  2.02(h)
   Senior Convertible Notes..................................................................  Recitals
   Share Issuance............................................................................  Recitals
   Software..................................................................................  3.14(j)
   Surviving Corporation.....................................................................  1.01
   Tax Authority.............................................................................  3.15(c)
   Tax.......................................................................................  3.15(c)
   Taxable...................................................................................  3.15(c)

   Terminating Company Breach................................................................  8.01(f)
   Termination Date..........................................................................  8.01(b)
   Terminating Parent Breach.................................................................  8.01(g)
   U.S. GAAP.................................................................................  3.08(a)
   Use.......................................................................................  3.14(c)
   WARN Act..................................................................................  6.14

               SECTION 9.04 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

               SECTION 9.05 ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, and any purported assignment (whether by operation of Law or otherwise) in violation of this
Section 9.05 shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for the provisions of Sections 6.12 and 6.13, notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

               SECTION 9.06 INCORPORATION OF SCHEDULES AND EXHIBITS. The Company Disclosure Schedule, the Parent Disclosure Schedule, the Schedules and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

               SECTION 9.07 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy at law or in equity.

               SECTION 9.08 GOVERNING LAW; FORUM. Except for the mandatorily applicable provisions of the CGCL, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law. In any action between the parties hereto arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of either the state courts located in Santa Clara County, California or the United States District Court for the Northern District of California and (ii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid.

               SECTION 9.09 TIME OF THE ESSENCE. For purposes of this Agreement and the transactions contemplated by this Agreement, time is of the essence.

               SECTION 9.10 WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party shall pay its own legal fees and expenses incurred in any such action or suit.

               SECTION 9.11   CONSTRUCTION.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (d) Except as otherwise indicated, all references in this Agreement to "Articles," "Sections," "Schedules" and "Exhibits" are intended to refer to an Article or Section of, or Schedule or Exhibit to, this Agreement.

                  (e) Except as otherwise indicated, all references (i) to any agreement (including this Agreement), contract or Law are to such agreement, contract or Law as amended, modified, supplemented or replaced from time to time, and (ii) to any Governmental Entity include any successor to that Governmental Entity.

               SECTION 9.12 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

               SECTION 9.13 HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               SECTION 9.14 COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               SECTION 9.15 ENTIRE AGREEMENT. This Agreement (including the Exhibits, the Schedules, the Company Disclosure Schedule and the Parent Disclosure Schedule) and the Non-Disclosure Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company has executed or has caused this Agreement to be executed by its respective officers thereunto duly authorized as of the date first written above.



                                    ActionPoint, Inc.


                                       By:   /s/ Stephen S. Francis
                                             ----------------------------------
                                             Name: Stephen S. Francis
                                             Title: CEO



                                    MERGER SUB


                                       By:   /s/ Stephen S. Francis
                                             ----------------------------------
                                             Name:
                                             Title:



                                    Captiva Software Corporation


                                       By:   /s/ Reynolds C. Bish
                                             ----------------------------------
                                             Name: Reynolds C. Bish
                                             Title: Chief Executive Officer

                                    EXHIBIT A

                        Form of Company Voting Agreement

                                    EXHIBIT B

                         Form of Parent Voting Agreement

                                    EXHIBIT C

   Amended and Restated Articles of Incorporation of the Surviving Corporation

                                    Exhibit D

          Amended and Restated Articles of Incorporation of the Company

                                    EXHIBIT E

                       Form of Company Affiliate Agreement

                                    EXHIBIT F

                        Form of Company Lock-Up Agreement

                                 Schedule 1

                 Individuals Entering Into Employment Agreements

Reynolds C. Bish
Rick Russo

                                Schedule 1.06(a)

        Members of the Board of Directors of Parent at the Effective Time

Jim Berglund
Reynolds C. Bish
Patrick Edsell
Stephen Francis
Kimra D. Hawley
Mel S. Lavitt
Bruce Silver

                                Schedule 7.02(e)

                   Persons Entering Into Affiliate Agreements

C.E. Unterberg, Towbin, LLC
C.E. Unterberg Towbin Capital Partners I, L.P.
C.E. Unterberg, Towbin Capital
UT Technology Fund Ltd.
UT Technology Partners I, L.P.
UT Technology Partners II, L.P.
UT Technology Partners LDC
UT Technology Partners LDS
UT Technology Partners LLC
Enterprise Partners III, L.P.
Enterprise Partners III Associates, L.P.
Novus Ventures
Novus Ventures, L.P.
Bish, Reynolds C. & Patricia M. Norman, Trustees of the Reynolds
C. Bish Family Living Trust dated 3/28/90
Reynolds C. Bish
Steven D. Burton
Rick Russo
Blaine J. Owens
Randall A. Stern
James S. Murrin
Baird W. Brueseke
James L. Haley
Jim Berglund
Shirley Cerrudo
John E. Jones
Mel S. Lavitt
Jordan M. Libit
Edward H. Pendergast
Nissho Electronics Corporation
J.F. Shea & Co., Inc.